                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY
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                                   SUBLEASE
                                   --------



                                 by and among



                            BELLSOUTH MOBILITY INC,
                for itself and as Agent for certain Affiliates,


                            CERTAIN BMI AFFILIATES,


                       CROWN CASTLE INTERNATIONAL CORP.,


                                      and


                            CROWN CASTLE SOUTH INC.



                              Dated June 1, 1999


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION HEADING                                                     PAGE NO.
1.  Definitions......................................................   1
2.  Sublease Documents...............................................  11
3.  Subleased Property...............................................  12
4.  Existing Subleases and Colocation Agreements.....................  17
5.  Reserved Space...................................................  18
6.  Permitted Use....................................................  21
7.  Access...........................................................  21
8.  Term.............................................................  21
9.  Put Right........................................................  21
9.  Withdrawal.......................................................  22
10. Rent............................................................   24
11. Condition of the Sites..........................................   28
12. Work on the Site................................................   29
13. Damage to the Site, Tower or the Improvements...................   32
14. Space Subtenants; Interference..................................   33
15. Taxes and Assessments...........................................   35
16. Utilities.......................................................   35
17. Governmental Approvals..........................................   35
18. No Liens........................................................   36
19. Condemnation....................................................   37
20. Waiver of Subrogation; Indemnity................................   38
21. Subordination and Attornment....................................   40
22. Environmental Covenants.........................................   40
23. Insurance.......................................................   43
24. Right of First Refusal..........................................   46
25. Assignment and Subletting.......................................   47
26. Estoppel Certificate............................................   49
27. Holding Over....................................................   49
28. Rights and Inspection of Entry..................................   49
29. A Party's Right to Act for the Other Party......................   50
30. Defaults and Remedies...........................................   51
31. Quiet Enjoyment.................................................   55
32. No Merger.......................................................   55
33. Broker and Commission...........................................   56
34. Recording of Site Designation Amendment.........................   56
35. Compliance with Specific FCC Regulations........................   56
37. CCIC's Guaranty.................................................   57
38. General Provisions..............................................   59

                                   SUBLEASE
                                   --------

          THIS SUBLEASE is made and entered into this 1st day of June, 1999 (this "Sublease"), by and among BELLSOUTH MOBILITY INC, a Georgia corporation ("BMI"), the BMI AFFILIATES whose names are set forth in the signature pages hereof or which become parties to this Sublease after the date hereof, CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation ("CCIC"), and CROWN CASTLE SOUTH INC., a wholly-owned subsidiary of CCIC and a Delaware corporation ("TowerCo").

          In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Sublease agree as follows:

          1.   Definitions.  For purposes of this Sublease, the following
               -----------
capitalized terms have the following respective meanings:

          "Aggregate Rent" has the meaning given to such term in Section 11(c).

          "Aggregate Site Maintenance Charge" has the meaning given to such term in Section 11(c).

          "Agreement to Sublease" means the Agreement to Sublease, by and among CCIC, TowerCo and BMI.

          "Alterations" means the construction or installation of new Towers and/or Improvements on any Site or any part thereof, or the alteration, replacement, modification or addition to the existing Improvements or Tower on a Site.

          "Available Colocation Space" has the meaning given to such term in
Section 4(b).

          "Available Space" means, as to any Site, a Tower location, a portion of the Land, a portion of the Improvements or any other portion, space or area of such Site that is available for further sublease by TowerCo to any Space Subtenant (including BMI, in such capacity) and all rights appurtenant to such portion, space or area.

          "Affiliate" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by, or is under common Control with the subject Party.

          "Award" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any taking on account of a Taking, including all amounts paid pursuant to any agreement with such entity which has been made in settlement or under threat of any such action or proceeding, less the reasonable costs and expenses incurred in collecting such amounts.

          "BMI Affiliates" means, collectively, any Transferring Entity, Affiliates of BMI and any Person in which BellSouth Corporation, a Georgia corporation, owns, directly or indirectly, more than thirty percent (30%) of the Voting Stock of such Person or which BellSouth Corporation otherwise Controls.

          "BMI Competitor" means any Person whose revenues, generated directly or indirectly, from providing wireline local exchange carrier or wireless telephone provider telecommunications services, constitute at least twenty percent (20%) of the total revenues of such Person.

          "BMI's Improvements" means each of the following, in each case located on the Land portion of the Reserved Space, installed by or for the benefit of BMI or its Affiliates and used by BMI or its Affiliates: (i) BMI's Communications Equipment; (ii) (v) equipment shelters, equipment buildings, and other constructions, (w) generators and associated fuel tanks, (x) grounding rings for BMI equipment shelters, (y) connections for utilities service from the meter to such Communications Equipment, and (z) one or more foundations, concrete equipment pads or raised platforms for such Communications Equipment, equipment shelters, buildings and constructions and (iii) as to any BTS Site, Constructed Improvements (as defined in the Construction Agreement) on such BTS Site.

          "BMI Indemnitee" means BMI, its Affiliates, and the respective directors, officers, employees, contractors, subcontractors, advisors and consultants of BMI or its Affiliates (except TowerCo and any contractors, subcontractors, advisors and consultants of TowerCo).

          "BMI's Notice" has the meaning given to such term in Section 3(h).

          "BMI Work" has the meaning given to such term in Section 13(c).

          "BST" means BellSouth Telecommunications, Inc.

          "BST Lease" means the Lease of even date herewith, among TowerCo, BST and CCIC.

          "BTS Site" has the meaning given to such term in the Construction Agreement.

          "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Flow" means, as to any Person, the earnings before interest expense, depreciation, amortization and taxes of such Person and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Claims" means any claims, actions, suits, proceedings, disbursements, judgments, demands, damages, penalties, fines, losses, liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlements.

          "Colocation Agreements" means any existing contractual arrangements and agreements pursuant to which BMI or any of its Affiliates shares any Site with other providers of wireless telecommunications services and to which BMI or such Affiliate is a Party, as set forth in Schedule A to Exhibit A attached hereto.

          "Communications Equipment" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Reserved Space (as to BMI) or any Available Space (as to a Space Subtenant), which is or will be necessary in providing current and future wireless communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless communication services, including without limitation, voice or data. Communications Equipment shall include any existing, replaced and upgraded Communications Equipment.

          "Communications Facility" means, as to any Site, the Reserved Space (as to BMI) or any Available Space (as to a Space Subtenant), together with BMI's or such Space Subtenant's Improvements.

          "Completion" has the meaning given to such term in the Construction Agreement.

          "Construction Agreement" means the Agreement to Build to Suit of even date herewith among BMI, TowerCo and CCIC.

          "Control" means the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

          "CPI" means the Consumer Price Index for all Consumers, U.S., City Average (1982 minus 84 equals to 100) All Items Index, published by the Bureau of Labor Statistics, United States Department of Labor. If the CPI shall cease to be compiled and published at any time during the term of this Sublease, but a comparable successor index is compiled and published by the Bureau of Labor Statistics, United States Department of Labor, the adjustments to the Rent provided for in Section 11, if any, shall be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the term of this Sublease, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government shall be used as a basis for calculation of the adjustments to the Rent provided for in Section 11, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions shall be used.

          "CPI Increase" means an increase, if any, (expressed as a percentage) in the most recently published CPI value as of January 1 of the applicable Site Term Year, from the CPI value published for January 1 of the immediately preceding Site Term Year.

          "Date of Taking" means the earlier of the date upon which title to applicable Site, or any portion thereof, subject to a Taking is vested in the condemning authority, or the date upon which possession of such Site or portion thereof is taken by the condemning authority.

          "Default Notice" has the meaning given to such term in Section 3(h).

          "Effective Date" means the date of this Sublease, as set forth in the caption of the Sublease.

          "Emergency" has the meaning given to such term in Section 30(b).

          "Existing Louisiana Site" has the meaning given to such term in the Agreement to Sublease.

          "Existing Sublease" means, with respect to any Site, any sublease, licenses, leases or other agreements for use of a Tower Location and other space on such Site between BMI and any other Person that is in effect as of the date of the Site Designation Supplement for such Site.

          "FAA" means the United States Federal Aviation Administration.

          "FCC" means the United States Federal Communications Commission.

          "Ground Lease" means, as to a Leased Site, the ground lease or other agreement, pursuant to which BMI or its Affiliate holds a leasehold interest, leasehold estate or other real property interest.

          "Ground Lessor" means, as to a Leased Site, the "lessor" or "landlord" under the Ground Lease thereof.

          "Ground Rents" has the meaning given to such term in Section 11(c).

          "Improvements" means, as to each Site, (i) one or more concrete equipment pads or raised platforms capable of accommodating exterior cabinets, electrical service and access for the placement and servicing of BMI's and, if applicable, each Space Subtenant's Improvements; (ii) shelters or exterior cabinets; (iii) generators and associated fuel tanks; (iv) grounding rings (other than those for BMI equipment shelters); (v) fencing; (vi) signage; (vii) connections for utility service up to the meter; (viii) hardware constituting a tower platform to hold BMI's and, if applicable, each Space Subtenant's Communications Equipment; (ix) access road improvements; (x) common shelters, if any; and (xi) such other customary equipment and improvements as may be installed on a Site (including the Land and the Tower) by BMI, in each case only as installed or constructed by TowerCo for shared use by BMI and Space Subtenants. Improvements do not include Communications Equipment.

          "Investment Grade" means outstanding senior unsecured debt securities rated BBB or higher by Standard & Poor's or Baa or higher by Moody's.

          "Land" means, as to each Site, the land constituting a portion of such Site, together with all easements and other rights appurtenant thereto.

          "Laws" means all federal, state, county, municipal and other governmental constitutions, statutes, ordinances, codes, regulations, resolutions, rules, requirements and directives and all decisions, judgments, writs, injunctions, orders, decrees or demands of courts, administrative bodies and other authorities construing any of the foregoing.

          "Leased Site" means a Site as to which BMI holds a leasehold interest, leasehold estate or other possessory interest therein pursuant to a Ground Lease.

          "Lessor" means, as to each Site, BMI or any of its Affiliates that either: (i) owns fee simple title thereto; or (ii) holds a leasehold interest, leasehold estate or other possessory interest therein pursuant to a Ground Lease.

          "Liens" means, as to each Site, an interest or a claim by a Person other than BMI or any of its Affiliates, whether such interest or claim is based on the common law, statute or contract, including, without limitations, liens, charges, Claims, leases, licenses, Mortgages, conditional agreements, title retention agreements, preference, priority or other security agreements or preferential arrangements of any kind, reservations, exceptions, encroachments, covenants, conditions, restrictions and other title exceptions and encumbrances affecting all or any part of the Land, the Tower or Improvements thereof.

          "Market Capitalization" means, as to any Person, as of any date of determination, either (i) the number of issued and outstanding shares of such Person's Capital Stock (as set forth in such Person's most recent filings with the U.S. Securities and Exchange Commission) multiplied by the closing price of the Capital Stock of such Person on any exchange on which such stock is listed or (ii) the total market value of the equity of such Person, determined by a commercially reasonable appraisal process.

          "Market Transaction" has the meaning given to such term in Section 26(b).

          "Mortgage" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed or other conveyance of, or encumbrance against, the Land or Improvements on such Site as security for any debt, whether now existing or hereafter arising or created.

          "Mortgagee" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

          "NDA" means a non-disturbance, subordination and attornment agreement executed between a Mortgagee and TowerCo.

          "Net Worth" means, with respect to a Person, the total assets minus the total liabilities of such Person and its Subsidiaries on a consolidated basis, as shown on the then current balance sheet of such Person and determined in accordance with GAAP.

          "Owned Site" means a Site in which BMI or an Affiliate of BMI owns fee simple title.

          "Party" means each of BMI, TowerCo and CCIC, as appropriate. "Parties" means BMI, TowerCo and CCIC together.

          "Permitted Liens" has the meaning given to such term in Section 19(a).

          "Permitted Subleasehold Mortgagee" means a Mortgagee that has assets at the time of the execution of the Permitted Subleasehold Mortgage of not less than $2 billion, and is: (i) a national bank; (ii) a commercial, national or state savings bank or trust company; (iii) an investment or merchant bank; (iv) a foreign bank qualified to do business in the states in which the Sites are located and authorized to make loans in the United States; (v) a charitable foundation; (vi) a real estate investment fund; (vii) an insurance company;
(viii) a credit company; (ix) a pension or retirement fund or a fund which, in turn, is funded substantially by a pension or retirement fund; (x) a real estate investment trust; (xi) a venture capital firm; (xii) a mortgage banking house;
(xiii) an international bank or investment company; or (xiv) any other institutional lender performing lending functions similar to any of the foregoing. Notwithstanding the foregoing, in no event shall a Permitted Subleasehold Mortgagee be a BMI Competitor.

          "Permitted Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a Market Transaction involving twenty percent (20%) or more of all Sites now or hereafter subject to this Sublease and less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by BMI to have a current Net Worth or Market Capitalization of at least $50 million or Cash Flow for the last full fiscal year of such Person of at least $10 million; (iii) with respect to a Market Transaction involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by BMI to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a Market Transaction or any other transaction (including without limitation a transaction contemplated by Section 26(b)(iii)(z)) involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by BMI to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

          "Permitted TowerCo Transferee" means: (i) a Person who has outstanding debt that is Investment Grade; (ii) with respect to a Transfer of the Subleased Property involving more than twenty percent (20%) but less than forty percent (40%) of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $50 million or Cash Flow for the last full fiscal year of such Person of at least $5 million; (iii) with respect to a Transfer of the Subleased Property involving forty percent (40%) or more of all Sites now or hereafter subject to this Sublease and less than eighty percent

(80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $250 million or Cash Flow for the last full fiscal year of such Person of at least $50 million; or (iv) with respect to a Transfer of the Subleased Property or any other transaction of the types referred to in
Section 26(a), involving eighty percent (80%) or more of all Sites now or hereafter subject to this Sublease, a Person reasonably believed by TowerCo to have a current Net Worth or Market Capitalization of at least $500 million or Cash Flow for the last full fiscal year of such Person of at least $100 million.

          "Permitted Use" means use of the Subleased Property of each Site for the purposes of: (i) constructing, installing, operating, managing, maintaining and marketing the Tower and Improvements thereof and making further Improvements to such Site, and (ii) for further use of such Subleased Property by Space Subtenants (including BMI with respect to any Available Space), and the right to use by Space Subtenants of any portions of the Land, Tower and Improvements of each Site as are reasonably necessary for operation of the Communications Facilities of such Space Subtenants.

          "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

          "Proceeds" means all insurance moneys recovered or recoverable by TowerCo or BMI as compensation for casualty damage to any Site (including the Tower and Improvements thereof).

          "Put Date" means the effective date of BMI's election to vacate and terminate its interest in the Reserved Space of a Site and add such Reserved Space to the Subleased Property of such Site, pursuant to the Put Notice.

          "Put Notice" means a notice given by BMI pursuant to Section 9 exercising the Put Right.

          "Put Right" means the right of BMI to elect to vacate and terminate its interest in the Reserved Space with respect to a Site and add such Reserved Space to the Subleased Property of such Site as described in and limited by
Section 9.

          "Reimbursable Maintenance Expenses" has the meaning given to such term in Section 30(a).

          "Rent" has the meaning given such term in Section 11(c).

          "Reserved Space" means, as to each Site: (i) a portion of the Land and Improvements of such Site used by BMI or its Affiliate, designated and shown by the Lessor thereof as such Lessor's area on a site plan attached to the applicable Site Designation Supplement, as such site plan may be amended from time to time pursuant to this Sublease, as reserved for exclusive use and occupancy by BMI or any of its Affiliates, including without limitation, MTSO's and other switches, BMI's or its Affiliate's Improvements located on the Land, and parking spaces; (ii) the Tower location on the Tower of such Site used by BMI or its Affiliate, designated and shown by BMI as BMI's area on a Tower plan attached to the applicable Site Designation Supplement, as such Tower plan may be amended from time to time pursuant to this Sublease, as reserved for exclusive use and occupancy of such Site by BMI or any of its Affiliates, including without limitation, any antennas (depicting any antenna arrays and, if reasonably available, setting forth their model numbers), transmission lines, amplifiers and filters located on the Tower; and (iii) any and all rights pursuant to
Section 5(b) and 25 and all appurtenant rights reasonably inferable to permit BMI's full use and enjoyment of the Reserved Space, including without limitation, the appurtenances specifically described in Section 5, all in accordance with Section 5. Notwithstanding the foregoing, the exclusive portion of the Land and Improvements is limited to that portion of the Tower and the Land where BMI's Communications Equipment and BMI's Improvements are located. In addition to and not in limitation of the foregoing, the Reserved Space of any BTS Site shall also include (i) space for, and be capable of supporting: (x) up to twelve (12) panel antennas consistent with the twelve (12) panel antenna arrays and related equipment specified in Annex B to the Construction Agreement, regardless of the actual number of antennas and related equipment placed on the Reserved Space of any BTS Site at the time of the execution of the applicable Site Designation Supplement, and (y) a microwave dish placed seventeen feet (17') below (measured center-line to center-line) the location of such panels, subject to Section 5 hereof, and (ii) a sector frame for such antennas.

          "Restoration" means, as to a Site that has suffered casualty damage, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion thereof, pending completion thereof, required to restore the applicable Site (including the Tower and Improvements thereon) to a condition which is at least as good as the condition which existed immediately prior to such damage, and such other changes or alterations as may be reasonably acceptable to BMI and TowerCo or required by Law.

          "Right of First Refusal" means the right of BMI, exercisable in its sole discretion, to sublease any Available Space from TowerCo pursuant to
Section 25.

          "Right of Substitution" means the right of BMI, exercisable in its sole discretion, to substitute the Reserved Space of any Site for an Available Space on such Site by relocation of its Communications Facility on such Site to such Available Space, all pursuant to Section 25.

          "Site" means any site now or hereafter subject to this Sublease, including without limitation: (i) any Initial Site; and (ii) any Site added to this Sublease pursuant to a Site Designation Supplement with respect thereto. Reference to a Site shall include the Land thereof, and the Tower and Improvements on the Land, but shall not include Communications Equipment thereon.

          "Site Commencement Date" means the date on which the Term of this Sublease commences as to such Site, as set forth in the applicable Site Designation Supplement, except that, as to Existing Louisiana Sites, the Site Commencement Date shall be deemed to be August 1, 1999.

          "Site Designation Supplement" means, as to any Site, a supplement to this Sublease, in substantially the form of Exhibit B attached hereto and otherwise in recordable form, pursuant to which such Site is made subject to this Sublease, and the subleased portions thereof added to the Subleased Property.

          "Site Maintenance Charge" has the meaning given to such term in
Section 11(c).

          "Site Payment" has the meaning given to such term in Section 11(c).

          "Site Expiration Date" means, as to any Site, the date on which the Term of this Sublease expires.

          "Site Term Year" means, as to each Site: (i) if the Site Commencement Date is the first day of a calendar month, the twelve (12) calendar month period commencing on the Site Commencement Date, and ending on the day immediately preceding the first anniversary of the Site Commencement Date, and each succeeding such twelve (12) calendar month period during the term of this Sublease; or (ii) if the Site Commencement Date is not the first day of a calendar month, the twelve (12) calendar month period commencing on the first day of the first calendar month following the Site Commencement Date, and ending on day immediately preceding the first anniversary of such date, and each succeeding such twelve (12) calendar month period during the term of this Lease, provided, however, that, if the Site Commencement Date is a day other than the
--------  -------
first day of a calendar month, the first Site Term Year shall include the period from the Site Commencement Date through the last day of the calendar month during which the Site Commencement Date occurs.

          "Space Subtenant" means, as to any Site, any Person (including BMI in respect of any Available Space), which: (i) is a "sublessee" under an Existing Sublease affecting such Site; or (ii) subleases, licenses or otherwise acquires from TowerCo the right to use an Available Space on such Site.

          "Space Subtenant's Improvements" means, as to any Space Subtenant at any Site, such Space Subtenant's Communications Equipment, together with equipment buildings, equipment shelters and other constructions located on the Land of the Available Space of such Site and used by such Space Subtenant.

          "Sublease" means this Sublease, together with any and all Exhibits, Schedules and attachments hereto, as the same may hereafter be modified and amended, including, without limitation, pursuant to Site Designation Supplements. References to this Sublease in respect of a particular Site shall include the Site Designation Supplement therefor; and references to this Sublease in general and as applied to all Sites shall include all Site Designation Supplements.

          "Subleased Property" means each Site that is now or hereafter subject to this Sublease, including the Land, Tower and Improvements thereof, less and
                                                                      ---- ---
except in each instance the Reserved Space thereof, BMI's and  Space Subtenants'
------
Improvements on such Site and improvements of Space Subtenants under the Existing Subleases.

          "Sublease Year" means each succeeding twelve (12) calendar month period commencing on the date hereof.

          "Subleasehold Estate" means: (i) the rights, title, interest, powers, privileges, benefits and options of TowerCo under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site); and (ii) all of the right, title and interest of TowerCo in and to the Sites under this Sublease (whether as lessee of an Owned Site or as sublessee of a Leased Site).

          "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity in which such Person owns, either directly or indirectly, more than fifty percent (50%) of the outstanding Capital Stock or other ownership or equity interests therein, as the case may be, or has the power to direct or cause the direction of the management and policies thereof.

          "Substantial Portion of Site" means, as to a Site, so much of such Site (including the Land, Tower and Improvements thereof, or any portion thereof) as, when subject to a Taking, leaves the untaken portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

          "Substitution" means the relocation by BMI on a Site, pursuant to its Right of Substitution.

          "Taking" means, as to any Site, any condemnation or exercise of the power of eminent domain by any public authority vested with such power, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority vested with the power of eminent domain.

          "Taxes and Assessments" means collectively Taxes and Assessments of BMI and Taxes and Assessments of BST.

          "Taxes and Assessments of BMI" means, as to each Site, any and all of the following levied, assessed or imposed upon, against or with respect the Site (including the Reserved Space), any part of the Site (including the Reserved Space), or the use and occupancy of the Site (including the Reserved Space) at any time during the Term as to such Site: (i) real property and personal property ad valorem taxes and assessments, except as relates specifically to BMI's Communications Equipment; (ii) charges made by any public or quasi-public authority for improvements or betterments related to the Site; (iii) sanitary taxes or charges, sewer or water taxes or charges; (iv) any tax levied, assessed or imposed upon or against the Rent reserved hereunder or upon BMI's interest in the Site or this Sublease (other than income taxes or any future tax which is established in lieu of income taxes); and (v) any other governmental or quasi-governmental impositions, charges, encumbrances, levies, assessments, fees or taxes of any nature whatsoever related to the Site, whether general or special, whether ordinary or extraordinary, whether foreseen or unforeseen and whether payable in installments or not, except as it relates specifically to BMI's Communications Equipment.

          "Taxes and Assessments of BST" has the meaning given to the term "Taxes and Assessments" in the BST Lease.

          "Term" means: (i) as to this Sublease, the term set forth in Section 8(a); and (ii) as to each Site, the term during which this Sublease is applicable to such Site.

          "Total Sites" means the aggregate number of (i) Sites now or hereafter subject to this Sublease and (ii) Sites subject to BST Lease.

          "Tower" means a radio tower structure or structures on a Site.

          "TowerCo Indemnitee" means TowerCo, its Affiliates, and the respective directors, officers, employees, agents, contractors, subcontractors, advisors and consultants of TowerCo or its respective Affiliates (except BMI and any contractors, subcontractors, advisors and consultants of BMI).

          "TowerCo Work" has the meaning given to such term in Section 13(b).

          "Transferring Entities" has the meaning given to such term in the Agreement to Sublease.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Withdrawal Date" means the effective date of BMI's election to terminate its reservation of the Reserved Space and add such Reserved Space to the Subleased Property of such Site pursuant to Withdrawal Notice.

          "Withdrawal Notice" means a notice given by BMI pursuant to Section 10 exercising the Withdrawal Right.

          "Withdrawal Right" means the right of BMI to elect to terminate its reservation of the Reserved Space with respect to a Site and add such Reserved Space to the Subleased Property of such Site as described in Section 10.

          Any other capitalized terms used in this Sublease shall have the respective meanings given to them elsewhere in this Sublease.

          2.   Sublease Documents.
               ------------------

          (a) This Sublease shall consist of the following documents, as amended from time to time as provided herein:

               (i)  this Sublease document;

               (ii) the following Exhibits, which are incorporated herein by this reference:

                       Exhibit A     List of Sites
                       Exhibit B     Form of Site Designation Supplement
                       Exhibit C     Site Maintenance Obligations
                       Exhibit D     BMI Affiliates bound by the Sublease
                       Exhibit E     Standard Procedures

               (iii) Schedules to the Exhibits, which are incorporated herein by reference; and

               (iv) such additional documents as are incorporated by reference.

          (b) If any of the foregoing are inconsistent, this Sublease shall prevail over the Exhibits, the Schedules and additional incorporated documents.

          3.   Subleased Property.
               ------------------

          (a) Subject to the terms and conditions of this Sublease, BMI hereby lets, leases and demises unto TowerCo, and except as otherwise provided in Sections 3(h) and 23(b), TowerCo hereby leases, takes and accepts from BMI the Subleased Property of each Site, in its "AS IS" condition, without any representation, warranty or covenant of or from BMI or any Affiliate of BMI whatsoever as to the condition thereof or the suitability thereof for any particular use, except as may be expressly set forth in the Agreement to Sublease. To BMI's knowledge, the Towers are satisfactory in all material respects for BMI's continuing use consistent with its Permitted Use of such Towers. Except as set forth above, TowerCo hereby acknowledges that neither BMI nor any agent of BMI has made any representation or warranty, express or implied, with respect to any of the Subleased Property, or any portion thereof, or the suitability or fitness for the conduct of TowerCo's business or for any other purpose, including the Permitted Use; and TowerCo further acknowledges that it has had or by its execution and delivery of a Site Designation Supplement, will have had sufficient opportunity to inspect and approve the condition of the Subleased Property of each Site.

          (b) Each Site shall be made subject to this Sublease, and the subleased portions thereof added to the Subleased Property, by the execution and delivery of a Site Designation Supplement with respect thereto between BMI and TowerCo. BMI and TowerCo acknowledge that a Site Designation Supplement is being executed and delivered with respect to each Initial Site contemporaneously with the execution and delivery of this Sublease. BMI and TowerCo acknowledge and agree that this Sublease is intended to constitute a single sublease covering the Subleased Property of all of the Sites and a single agreement covering all the Sites, and not a separate sublease and agreement covering the individual Sites.

          (c) This Sublease is subject to all matters affecting BMI's right, title and interest in and to any Owned Site (including without limitation, Existing Subleases and the interests of third parties as to any Owned Sites that are subject to any Colocation Agreements);

and, as to Leased Sites, this Sublease is also subject to all matters affecting title to BMI's leasehold interest, leasehold estate or other possessory interest therein (including without limitation, Existing Subleases and the interest of a third party as to any Leased Sites that are subject to Colocation Agreements).

          (d) TowerCo hereby acknowledges that, as to the Subleased Property of each Leased Site, this Sublease is a sublease by BMI under the provisions of, and is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site. As to any Leased Site, BMI shall not be deemed to have assumed any duty or obligation of the Ground Lessor under the applicable Ground Lease and shall not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. Except as provided in Section 3(f) or 3(h), TowerCo shall abide by, comply in all respects with, and fully and completely perform all terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if TowerCo were the "ground lessee" thereunder and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground Lease, TowerCo shall provide such evidence to BMI. TowerCo shall not engage in or permit any conduct that would:
(i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground Lessor being entitled to terminate the applicable Ground Lease or to terminate BMI's right as ground lessee under such Ground Lease, or to exercise any other rights or remedies to which the Ground Lessor may be entitled for a default or breach under the applicable Ground Lease. During the Term of this Sublease, BMI agrees to exercise prior to the expiration thereof and in accordance with the provisions of the applicable Ground Lease, any and all renewal options existing as of the date of the Site Designation Supplement, and as may be further extended or renewed by BMI pursuant to the terms of this Sublease, for any Leased Site under the Ground Leases of such Leased Sites; provided, however, that such renewals shall not extend the Expiration Date for
--------  -------
the Site Designations Supplements for such Leased Sites.

          (e) Except as provided in Section 3(f), TowerCo shall not be entitled to act as agent for, or otherwise on behalf of, BMI or to bind BMI in any way whatsoever.

          (f) Subject to the provisions of Section 8 and after BMI has exercised all renewal options pursuant to Section 3(d), TowerCo, at TowerCo's sole cost and expense, shall be responsible for and shall negotiate and obtain any extension or renewal of the Ground Leases of the Leased Sites on behalf of and for the benefit of BMI, and BMI shall use commercially reasonable efforts to assist TowerCo in obtaining such extension or renewal, provided that such extension or renewal does not impose any liability on BMI for which TowerCo is not responsible under the terms of this Sublease. TowerCo shall commence its negotiations with the applicable Ground Lessor sufficiently in advance of any expiration of each Ground Lease and in any event, not later than two (2) years prior to such expiration. Notwithstanding anything to the contrary contained herein, if at any time during the twelve-month period immediately prior to any expiration of a Ground Lease of a Leased Site, TowerCo has not successfully effected the extension or renewal of such Ground Lease, BMI shall have the right to take responsibility for conducting and completing negotiations for such extension or renewal on its own behalf and upon BMI's exercise of such right by written notice thereof, TowerCo shall cease participating in any negotiations with the applicable Ground Lessor as to such Site. Until such time as BMI so exercises its right to conduct and complete negotiations for such extension or renewal, TowerCo shall be exclusively responsible for conducting and completing such negotiations and BMI shall not participate, except to the extent reasonably requested by TowerCo, in any negotiations with the applicable Ground Lessor as to such Site. In the event BMI completes negotiations for such extension or renewal, TowerCo shall have the option, exercisable within thirty
(30) days of receipt of notice of the terms of the extension or renewal, of (i) assuming all payments for the extension or renewal and retaining its sublease interest in such Site or (ii) assigning all of its interests in such Site to BMI as of the date the Ground Lease would have expired had BMI not extended or renewed such Ground Lease, and BMI's Site Maintenance Charge and TowerCo's obligation to pay Rent, if any, shall terminate effective that date. If neither TowerCo on behalf of and for the benefit of BMI nor BMI is able to extend or renew any Ground Lease in accordance with this Section 3(f), then the Parties shall permit such Ground Lease to expire on the applicable expiration date and this Sublease shall have no further force and effect as to the Subleased Property of the Leased Site to which such Ground Lease applies. Each of TowerCo and CCIC agrees that neither it, nor any of its Affiliates, shall seek to obtain, obtain or hold, any interest in any Ground Lease or its underlying fee interest that is superior or prior to BMI's interests in such Ground Lease. TowerCo shall have the right, up to the date on which BMI exercises its right to conduct and complete negotiations with the applicable Ground Lessor, to acquire the fee simple interest in the Site from the Ground Lessor and transfer such fee simple interest to BMI for $1.00, in which event there shall be no Rent for that Site as of the date fee simple title vests in BMI; provided that, if there is a continuing unwaived event of default by BMI with respect to the Ground Lease of any Site, TowerCo shall have no obligation to transfer to BMI the fee simple interest in such Site. Except as provided above or as TowerCo may otherwise agree, BMI shall not take any action to amend any Ground Lease, other than to exercise renewals expressly provided therein. If any subdivision is required for the transfer of such fee simple interest, BMI shall cooperate with TowerCo to the extent reasonably requested, including without limitation by executing any applications required for such subdivision, all at TowerCo's sole cost and expense.

          (g) Subject to Section 25 and Section 26, BMI's right to sell, convey, transfer, assign or otherwise dispose of BMI's interest in and to any Site (including BMI's or such Affiliates interest in and to the Subleased Property of such Site) shall be unrestricted.

          (h) Notwithstanding anything to the contrary contained herein, BMI represents to TowerCo that as of the date of the applicable Site Designation Supplement, each Ground Lease for a Leased Site will be in full force and effect and BMI will not be in default under any such Ground Lease in any material respect as a result of BMI's acts or omissions. BMI further agrees that it will promptly pay or cause to be paid the Ground Rent under each of the Ground Leases of the Leased Sites during the Term of this Sublease when such payments become due and payable. BMI shall pay the Ground Rent in respect of each Site, for so long as this Sublease is in effect as to such Site, notwithstanding that TowerCo
may be in default of its obligations hereunder.   BMI shall otherwise perform
any obligations under and comply with the terms of each of the Ground Leases, but only if such obligations are expressly reserved to BMI for its performance under the terms of this Sublease. Upon receipt by BMI of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or non-compliance with a term of a Ground Lease (the "Default Notice"), BMI shall, within five (5) days after receipt of the Default Notice, provide TowerCo with a copy of the Default Notice. If such default or non-compliance with a term of a Ground Lease is caused by TowerCo or any Space Subtenant, TowerCo shall, and shall cause the applicable Space Subtenant, cure or otherwise remedy such default or non-compliance. If any such default or non-compliance with a term of a Ground Lease (in respect of an obligation expressly reserved for performance by BMI) is caused by BMI, then BMI shall, within two (2) days after the expiration of the aforementioned 5-day period, provide TowerCo a letter stating that (i) the default or non-compliance, if a payment default, or if the default is in respect of an obligation expressly reserved for performance by BMI, has been cured or remedied, (ii) if the default is in respect of an obligation expressly reserved for performance by BMI, the default (other than a payment default) has not been cured but will be cured within the time period provided under the Ground Lease, together with a reasonably detailed explanation of the actions BMI intends to take to effect such cure, its basis for concluding that such actions will be accepted by the Ground Lessor as an adequate cure or (iii) the basis, if any, for BMI's good faith position that there is no default or non-compliance if the default is in respect of an obligation expressly reserved under this Sublease for performance by BMI ("BMI's Notice"). If BMI does not or cannot provide BMI's Notice or if, subsequent to delivery of BMI's Notice to TowerCo, BMI is unable to effect an appropriate cure, then TowerCo has the right, but not the obligation, to take such action as may reasonably be necessary to cure or otherwise remedy such default or non-compliance and, in such event, TowerCo will have the right to demand prompt reimbursement from BMI of any and all amounts expended by TowerCo or on TowerCo's behalf, together with interest at the rate of eighteen percent (18%) per annum from the date of TowerCo's payment until the date repaid by BMI. TowerCo's failure to take any such action shall not constitute or be deemed a waiver of any rights it may have to assert Claims against BMI for a breach of its obligations under this Sublease. Notwithstanding anything in this Sublease to the contrary, unless an obligation under a Ground Lease represents a payment default by BMI or is expressly reserved under this Sublease for performance by BMI, any default referred to in the Default Notice shall constitute a default by TowerCo under this Sublease.

          (i) Notwithstanding anything to the contrary contained herein, TowerCo shall have the right, at TowerCo's cost and expense, to make Alterations to any Site and to expand a Site, including the expansion of the Land, as TowerCo deems reasonably necessary for the conduct of its business pursuant to this Sublease, including but not limited to the extension of the Tower, the re-enforcement of the Tower, and the construction of additional Towers on such Site; provided, however, that such Alterations or expansions shall be subject to
      --------  -------
TowerCo's performance of its obligations pursuant to this Sublease, including but not limited to Sections 13 and 15 and shall not disrupt or otherwise adversely affect BMI's Permitted Use of its Reserved Space. TowerCo covenants and agrees that any such Alterations or expansions shall be made in a workmanlike manner in compliance with standard industry practices and with all applicable Laws.

          4.   Existing Subleases and Colocation Agreements.
               --------------------------------------------

          (a) Without limiting the generality of Section 3, TowerCo expressly acknowledges that, as to each Site, this Sublease is subject to all Existing Subleases affecting such Site, including, without limitation, Existing Subleases executed prior to the applicable Site Commencement Date pursuant to any Colocation Agreement. In respect of each Site, BMI does hereby transfer, assign and convey over unto TowerCo, for the Term of this Sublease in respect of such Site, all of its rights, title and interest as "sublandlord" or "sublessor" in, to or under all, if any, Existing Subleases affecting such Sites and does hereby delegate all of BMI's duties, obligations and responsibilities under the Existing Subleases to TowerCo. TowerCo does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of BMI as "sublandlord" or "sublessor" under the Existing Subleases affecting each Site arising from and after the date of the Site Designation Supplement for such Site. By virtue of the foregoing assignment, and during the Term of this Sublease, as to each Site, all Existing Subleases affecting such Site shall constitute Space Subleases for the purposes hereof, and commencing on the Site Commencement Date for such affected Site, TowerCo shall receive all rents payable thereunder. BMI shall allow each Colocation Agreement in effect on the date hereof to expire and shall not renew or amend any such Colocation Agreement, and BMI shall not enter into any new Colocation Agreement.

          (b) Notwithstanding anything to the contrary contained herein, TowerCo shall sublease any Available Space of any Site to the other Party to a Colocation Agreement under and in accordance with the terms and conditions of such Colocation Agreement and not this Sublease, including without limitation, terms respecting rent under such Colocation Agreement, except that TowerCo will have the right to sublet any Available Space to such other Party to a Colocation Agreement under terms and conditions different from the terms and conditions of such Colocation Agreements, so long as such different terms do not affect any of BMI's rights under such Colocation Agreement. TowerCo shall receive all rents and other economic benefits from parties to Colocation Agreements that occupy any Available Space. BMI retains and reserves all rights under the Colocation Agreements to occupy any space on any cell site location (including towers and Improvements thereof) of any other parties to the Colocation Agreements that is available for occupancy pursuant to such Colocation Agreements (the "Available Colocation Space"). TowerCo shall have no right or obligation to amend or modify any Colocation Agreement, except as to the terms applicable to the occupancy of any Available Space by the Party to such Colocation Agreement; provided,
                                                               --------
however, that such amendment or modification does not affect BMI's rights
-------
thereunder. From time to time, BMI shall give TowerCo written notice of the intent of third parties to Colocation Agreements to occupy any Available Space, and promptly following receipt of such notice, TowerCo shall cooperate with BMI and the applicable third party so as to facilitate such third party's occupancy of such Available Colocation Space.

          (c) TowerCo shall, and does hereby agree to, indemnify, defend and hold BMI harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by BMI and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of BMI as "sublandlord" or "sublessor" under any of the Existing Subleases affecting each Site and arising from and after the date of the Site

Designation Supplement for such Site, to be fully and completely performed pursuant to the Existing Subleases, except to the extent caused by BMI or BMI Affiliate or a BMI Indemnitee.

          (d) The assignment by BMI to TowerCo of the Existing Subleases in respect of each Site shall automatically terminate and expire, such Existing Subleases shall automatically be assigned to BMI, and BMI shall accept such assignment, upon the expiration of the Term of, or earlier termination of, this Sublease in respect of such Site.

          5.   Reserved Space.  (a)  TowerCo expressly acknowledges that, as to
               --------------
any Site, the Subleased Property of such Site does not include, and that BMI has reserved and excepted from this Sublease, the Reserved Space of such Site, regardless of whether or not such Reserved Space is now or hereafter occupied, and, TowerCo further expressly acknowledges that as between BMI and TowerCo, the Reserved Space of each Site shall, at all times during the Term of this
Sublease, be and remain the property of BMI.   As an appurtenance to, and a part
of, the Reserved Space of each Site, BMI also reserves; (i) the right of ingress to and egress from the entire Site, and access to the entire Tower and all Improvements thereof (including any and all easements), at such times (on a 24-hour, seven (7) day per week basis unless otherwise limited by the Ground Lease or other restrictions of record that have priority over the Sublease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), as BMI deems necessary or desirable in connection with its full use and enjoyment of the Reserved Space, including, without limitation, the construction, installation, use, operation, maintenance, repair and replacement of its Communications Facility thereon; and (ii) the right to use any portion of the Subleased Property of a Site, including the Land and Improvements thereof, for purposes of temporary location and storage of any equipment (including Communications Equipment) and any part thereof in connection with performing any repairs or replacements of BMI's Improvements; provided, however, that such storage shall not have a material adverse effect on
--------  -------
Space Subtenants' Permitted Use.

          (b)  (i)   Subject to the availability of Available Space on the
applicable Tower (other than Towers on BTS Sites) at the time of the proposed expansion, BMI may at any time expand the Reserved Space on Towers on up to one hundred and twenty (120) Sites by expanding the number of panels on an existing Tower (other than Towers on BTS Sites) to up to twelve (12) panels consistent with other typical twelve (12) panel arrays currently existing on other Towers on the date hereof, without any limitation on the increase in the weight or sail area resulting from such expansion or upgrade; provided, however, that the
                                               --------  -------
weight and sail area of the Communications Equipment located on the Tower location of such Reserved Space shall not exceed the weight or sail area as of the applicable Site Commencement Date (subject to increase resulting from the expansion of the number of panels on such Tower) by more than ten percent (10%).

               (ii) As to BTS Sites, at the time of the proposed expansion, BMI will have the right to (x) expand the number of panels on the Towers of such BTS Sites to up to twelve (12) panels consistent with the twelve (12) panel antenna arrays and related equipment specified in Annex B to the Construction Agreement, without any limitation on (A) the number of BTS Sites in respect of which this right may be exercised and (B) the increase in the weight or sail area resulting from such expansion or upgrade and (y) add a microwave dish subject to Section 5(b)(iii).

               (iii) As to any BTS Site, regardless of the actual number of panel antennas existing at the time of the applicable Site Designation Supplement, BMI shall have the right to expand the number of antennas on such BTS Site and to add additional equipment on such BTS Site, so long as no such addition or expansion results in the increase of the weight or sail area of BMI's Communications Equipment by more than one hundred ten percent (110%) of the weight and sail area associated with the twelve (12) panel antenna array and related equipment specified in Annex B (excluding the weight and sail area associated with the microwave dish on Annex B) to the Construction Agreement. If such weight and sail area are exceeded at any BTS Site and the applicable BMI Affiliate desires to add a microwave dish or any other equipment at such BTS Site, such BMI Affiliate shall pay TowerCo an increase in the Site Maintenance Charge for such BTS Site, at market rates, for such microwave dish.

          (c) Subject to the availability of Available Space on the applicable Tower at the time of the proposed expansion, BMI shall have the further right to expand the number of panels on the Tower beyond the first one hundred twenty
(120) Sites, provided that BMI shall pay TowerCo $100 per month per panel, not to exceed $1600 per Tower. Such amounts shall increase each year after the date hereof five percent (5%) per year, until the tenth anniversary of the applicable Site Designation Supplement and thereafter pursuant to Section 11(h).

          (d) Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Reserved Space of each Site will include, without limitation, all portions of such Site utilized or occupied by BMI or BMI Affiliate as of the applicable Site Commencement Date for such Site for the use, enjoyment, operation or maintenance of BMI's Communications Facility on such Site for the Permitted Use. Subject to Section 25(a), the Parties further agree that for purposes of calculating the Aggregate Site Maintenance Charge, the amount of Site Maintenance Charge stated in Section 11(c) shall apply to the
number of antennas existing on any Site as of June 1, 1999.   If at any time
between June 1, 1999 and the Closing Date (as defined in the Agreement to Sublease) at which a Site is made subject to this Sublease, BMI or its Affiliate elects to increase the number of panels on such Site and install any additional antennas, then BMI shall have an option, exercisable at its sole discretion upon written notice to TowerCo prior to the applicable Closing, to (i) count such Site toward one hundred and twenty (120) Sites in accordance with Section 5(b) and pay the amount of Site Maintenance Charge determined in accordance with
Section 11(c) with respect to such Site, or (ii) pay TowerCo, the amount of Site Maintenance Charge determined in accordance with in Section 5(c).

          (e) The parties acknowledge and agree that antenna mounting hardware constitutes a portion of the Improvements and does not constitute part of the Reserved Space, except antenna mounting hardware attached to the Tower on any BTS Site. If, as to any Sites (other than BTS Sites), the applicable BMI Affiliate desires to exercise its Right of Substitution pursuant to Section 25(b), to move any of its Communications Equipment on such Tower to any Available Space, and such exercise would require relocation of the existing antenna mounting hardware to accommodate such move, TowerCo shall move such antenna mounting hardware as requested by such BMI Affiliate, unless (i) other Space Subtenants are sharing the same antenna mounting hardware, (ii) such relocation would adversely affect the rights of other Space

Subtenants or (iii) TowerCo otherwise determines that such relocation is not feasible or beneficial. If TowerCo does relocate such BMI Affiliate's antenna mounting hardware in response to the exercise of the Right of Substitution, such BMI Affiliate shall reimburse TowerCo for the reasonable costs directly attributable to such relocation. If as contemplated by the foregoing, TowerCo does not or cannot relocate the existing antenna mounting hardware, TowerCo shall, at its sole cost and expense, install suitable mounting hardware at the location on the Tower designated by the applicable BMI Affiliate, so as to accommodate the requested relocation; provided that such BMI Affiliate shall remain responsible for the payment of all costs and expenses associated with moving its antennas to the antenna mounting hardware supplied by TowerCo. Under no circumstances will any antenna mounting hardware be taken into account in determining the amount of any increase in the weight or sail area of a BMI Affiliate's Communications Equipment on the Tower location of its Reserved Space, pursuant to Section 5(c), 25(a) or otherwise.

          (f) Not later than five (5) business days before any BMI Affiliate adds or relocates any antennas to the Tower location of any Site, such BMI Affiliate shall give TowerCo notice of such addition or relocation. No approval of TowerCo shall be required for any addition or relocation. Upon the request of either Party, the Parties shall promptly execute such instruments as may be reasonably required to further evidence such addition or relocation, including without limitation an amendment to the applicable Site Designation Supplement, and shall cause such amendment to be recorded at such BMI Affiliate's cost and expense, unless the Parties otherwise agree.

          (g) With respect to any space which, pursuant to clause (y) of the definition of "Reserved Space", is reserved on a BTS Site for installation of a microwave dish (the "Reserved Microwave Space"), if BMI or one of BMI's Affiliates has not installed a microwave dish in such space pursuant to Section 5(b)(iii) and TowerCo receives a bona fide written application from a Space Subtenant to install equipment in such Reserved Microwave Space (there being no other acceptable Available Space for such Space Subtenant), BMI shall have ten
(10) days from receipt of written notice from TowerCo to confirm that BMI or one of its Affiliates will commence use of the Reserved Microwave Space, otherwise such Reserved Microwave Space will be released for use by such Space Subtenant. If BMI or a BMI Affiliate commences use of such Reserved Microwave Space, it shall pay TowerCo an increase in the Site Maintenance Charge for such Site, at market rates, for such microwave dish. In the event that such Reserved Microwave Space is released, BMI shall be entitled to replacement microwave space (the "Replacement Microwave Space") located seventeen (17) feet below the Reserved Microwave Space, except to the extent no suitable Replacement Microwave Space exists by virtue of the operation of this Section 5(g). The Replacement Microwave Space shall be subject to the same notice, confirmation, release and replacement process described above; provided that upon release by BMI of any such space, BMI shall be entitled to replacement space (also, "Replacement Microwave Space") located seventeen (17) feet below such released space.

          6.   Permitted Use.
               -------------

          (a) TowerCo shall use, and shall permit the use of, the Subleased Property of each Site only for the Permitted Use.

          (b) TowerCo shall not use, or permit to be used, the Subleased Property of any Site, or any portion thereof, by TowerCo, any Person (other than BMI) or the public in such manner as might reasonably tend to impair BMI's title to or interest in such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than BMI), or of implied dedication of such Subleased Property, or any portion thereof. Nothing contained in this Sublease and no action or inaction by BMI shall be deemed or construed to mean that BMI has granted to TowerCo any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of BMI in any Site.

          (c) BMI shall not use, or permit to be used, the Reserved Space of any Site, or any portion thereof, by BMI, any Person (other than TowerCo and Space Subtenants) or the public in such manner as might reasonably tend to impair TowerCo's title to or interest in such Site, or any portion thereof, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person (other than TowerCo and Space Subtenants), or of implied dedication of such Reserved Space, or any portion thereof. Nothing contained in this Sublease and no action or inaction by TowerCo shall be deemed or construed to mean that TowerCo has granted to BMI any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of TowerCo in any Site.

          7.   Access.  The Subleased Property of a Site includes, as an
               ------
appurtenance thereto, a non-exclusive right for access to the Subleased Property of each Site on a 24-hour, seven (7) day per week basis, on foot or motor vehicle, including trucks and other heavy equipment, for the installation and maintenance of the Tower and Improvements thereof and the Communications Facilities of Space Subtenants. The Parties acknowledge and agree that the right to access the Subleased Property of each Site, or any portion thereof, granted pursuant to this Section 7 shall be granted to TowerCo and its authorized contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other persons authorized by TowerCo and under TowerCo's direct supervision, and to Space Subtenants.

          8.   Term.
               ----

          (a) The term of this Sublease, as to each Site, shall commence on the Site Commencement Date set forth in the Site Designation Supplement with respect thereto and shall expire on the Site Expiration Date therefor, which shall be
(i) in respect of an Owned Site (including any Site which becomes an Owned Site after the date hereof, if any), one hundred (100) years from the date of the Site Commencement Date, and (ii) in respect of a Site (other than an Owned
Site), one day before the Ground Lease with respect to such Site expires, as the term of such Ground Lease may be renewed or extended pursuant to Section 3 (the "Term"). After BMI has exercised all rights to extend a Ground Lease as a matter of right pursuant to the terms of the existing Ground Lease, and if BMI or TowerCo has successfully negotiated a new or extended Ground Lease pursuant to Section 3(f), then the term of BMI's Site Designation Supplement under such Ground Lease for purposes of Section 10(a) and all other purposes of this Sublease shall be deemed to recommence as of the commencement date of the new or extended Ground Lease.

          (b) No surrender by TowerCo to BMI of the Subleased Property of any Site or any portion thereof, prior to the expiration of the Term as to such Site shall be valid or effective unless agreed to and accepted in writing by BMI, and no act by BMI, other than such a written acceptance, shall constitute an acceptance of any such surrender.

          (c) As to any Site, upon expiration or earlier termination of this Sublease, TowerCo shall, at its cost and expense and upon instructions from BMI,
(i) within a reasonable period of time, but in no event less than thirty (30) days, stop and cease, and cause the Space Subtenants on such Site to stop and cease, the operation of their respective Communications Facilities on such Site and shall remove, and cause all Space Subtenants to remove, all of TowerCo's and such Space Subtenant's Improvements from such Site, including without limitation, the Tower and the Improvements on such Site, and (ii) (A) restore each Site that is a Leased Site to the condition required by the Ground Lease, including, without limitation removal of the Tower and the Improvements thereof (if required by the applicable Ground Lease) or restore each Site that is an Owned Site to the condition it was in on the applicable Site Commencement Date, or (B) vacate such Site leaving it in "AS IS" condition at the time of such expiration or earlier termination of this Sublease as to such Site.

          9.   Put Right.  In addition to and not in limitation of the
               ---------
provisions of Section 10 or 31(d), BMI will have the Put Right, exercisable in its sole discretion, in respect of any Site, at any time during the Term of this Sublease; provided, however, that the number of Sites in respect of which BMI
          --------  -------
may exercise its Put Right over the Term shall not exceed an aggregate of the greater of: (i) one and one half percent (1.5%) of the number of all Sites then and theretofore under this Sublease; or (ii) thirty (30) Sites. Notwithstanding the foregoing, BMI shall have no Put Right in respect of any BTS Site within ten
(10) years of the Site Commencement Date for that BTS Site. To exercise any such Put Right, BMI shall give TowerCo not less than six (6) months' prior written notice of such exercise (a "Put Notice"). If BMI exercises the Put Right as to any Site, then BMI's obligation to pay any Site Maintenance Charge with respect to such Site shall terminate as of the Put Date and the Put Date as to such Site shall be the date specified in the applicable Put Notice. Not later than the Put Date of any Site, BMI shall vacate the Reserved Space of such Site if such Reserved Space is occupied whereupon BMI's right to use the Reserved Space of such Site shall be terminated. BMI shall assign to TowerCo all its interest in the Ground Lease as to such Site and any Improvements thereon (other than any BMI Improvements that BMI elects to retain and remove), subject to BMI's receipt of any consent required for such assignment, whereupon BMI shall be released from any and all further obligations under such Ground Lease and under this Sublease in respect of such Site, including, without limitation BMI's obligations to renew or extend the Ground Lease and pay the Ground Rent with respect to such Site and TowerCo hereby acknowledges and consents to such release. If BMI does not receive any such required consent, such Reserved Space shall be deemed subleased to TowerCo pursuant to the terms of this Sublease, and shall be added to the Subleased Property of such Site effective without further act of the Parties; provided, however, that the Parties shall use reasonable efforts to
             --------  -------
cause the Site Designation Supplement for such Site to be amended by a written instrument in recordable form to reflect such sublease.

          10.  Withdrawal.
               ----------

          (a) Notwithstanding anything to the contrary contained herein, and without limiting the provisions of Section 9, BMI will have the Withdrawal Right, exercisable in respect of any Site on the tenth anniversary of the Site Commencement Date of such Site and on each five-year anniversary of such Site Commencement Date thereafter. To exercise any such Withdrawal Right, BMI shall give TowerCo written notice of such exercise not less than ninety (90) days, in the case of the exercise of a Withdrawal Right in respect of less than twenty percent (20%) of all Sites now or hereafter under this Sublease and one hundred eighty (180) days, in the case of the exercise of a Withdrawal Right in respect of twenty percent (20%) or more of all Sites now or hereafter under this Sublease, prior to any such anniversary (the "Withdrawal Notice"). If BMI exercises the Withdrawal Right as to any Site, then BMI's obligation to pay any Site Maintenance Charge with respect to such Site shall terminate as of the Withdrawal Date and the Withdrawal Date as to such Site shall be the date specified in the applicable Withdrawal Notice. Not later than the Withdrawal Date of any Site, BMI shall vacate the Reserved Space of such Site if such Reserved Space is occupied. BMI shall assign to TowerCo all its interest in the Ground Lease and any Improvements thereon (other than any BMI Improvements that BMI elects to retain and remove), subject to BMI's receipt of any consent required for such assignment, whereupon BMI shall be released from any and all further obligations under such Ground Lease and under this Sublease in respect of such Site, including, without limitation BMI's obligations to renew or extend the Ground Lease and pay the Ground Rent with respect to such Site and TowerCo hereby acknowledges and consents to such release. If BMI does not receive any such required consent, such Reserved Space shall be deemed subleased to TowerCo pursuant to the terms of this Sublease and shall be added to the Subleased Property of such Site, effective without further act of the Parties; provided,
                                                                     --------
however, that the Parties shall use reasonable efforts to cause the Site
-------
Designation Supplement for such Site to be amended by a written instrument in recordable form to reflect such sublease.

          (b)  In addition to and not in limitation of any right of BMI under
Section 10(a), BMI will have the right, exercisable at any time during the Term of this Sublease, to cease occupying the Reserved Space of any Site, and retain its right to such Reserved Space and may permit a BMI Affiliate to occupy such Site, so long as BMI (i) has not exercised its Put Right with regard to that Site pursuant to Section 9 and (ii) continues to pay the Site Maintenance Charge in respect of such Site.

          (c) If BMI elects to assign, sublet, transfer or dispose of any interest in any Reserved Space to or in favor of any Person (other than an Affiliate of BMI), then, prior to such assignment, subletting, transfer or disposition, BMI shall give TowerCo written notice of such election ("Disposition Notification") and any such assignment, subletting or disposal shall be subject to TowerCo's rights under Section 10(d). If TowerCo does not exercise its right to acquire any interest in such Reserved Space prior to such assignment, subletting or disposition, then BMI may, at its option, assign, sublet or dispose of such interest in such Reserved Space or retain its interest in such Reserved Space, free of any right of TowerCo to acquire any interest in the Reserved Space.

          (d) Notwithstanding anything to the contrary contained herein, TowerCo will have the right and option, exercisable by written notice given to BMI at any time (whether before or after such assignment) following BMI's giving of a Disposition Notice as to any Reserved Space (regardless of whether such Reserved Space has been assigned), to purchase from BMI such Reserved Space and all of BMI's retained rights in that Site for consideration equal to: (i) $5,000 (such amount to increase each calendar year after 1999 by the amount of the CPI Increase), payable in immediately available funds on the effective date of such sublease, plus (ii) the grant to BMI of the right to receive thirty-five percent
          ----
(35%) of all Gross Revenues payable to TowerCo each year during the Term from any Person's use or occupancy of such Reserved Space. Upon exercise of such purchase right by TowerCo, BMI shall assign to TowerCo all its interest in the Ground Lease and any Improvements thereon (other than any BMI Improvements that BMI elects to retain and remove), subject to BMI's receipt of any consent required for such assignment, whereupon BMI shall be released from any and all further obligations under such Ground Lease and under this Sublease in respect of such Site, including, without limitation BMI's obligations to renew or extend the Ground Lease and pay the Ground Rent with respect to such Site and TowerCo hereby acknowledges and consents to such release. If BMI does not receive any such required consent, such Reserved Space shall be deemed subleased to TowerCo pursuant to the terms of this Sublease and shall be added to the Subleased Property of such Site, effective without further act of the Parties; provided,
                                                                     --------
however, that the Parties shall use reasonable efforts to cause the Site
-------
Designation Supplement for such Site to be amended by a written instrument in recordable form to reflect such sublease. Upon any such assignment or sublease, BMI's obligations under this Sublease in respect of such Reserved Space shall cease, including without limitation, its obligation to provide any alarm monitoring data feed. Under no circumstances will BMI be required to account for or pay to TowerCo any amount received from any sublessee or other transferee of any Reserved Space subleased or transferred upon the exercise of a Withdrawal Notice, received prior to the date on which TowerCo exercised its rights under this Section 10(d) in respect of such Reserved Space. TowerCo will have no obligation to lease any such Reserved Space to any third party.

          11.  Rent.
               ----

          (a) TowerCo shall pay BMI monthly Rent in respect of the Subleased Property of each Site, for each Site Term Year as provided in this Section 11. Each month during the Term of this Sublease, the applicable Site Payment (as defined below) shall be determined and paid pursuant to this Section 11. If, as to any month, the Aggregate Rent exceeds the Aggregate Site Maintenance Charge (each as defined in Section 11(c)), TowerCo shall pay the amount of such excess to BMI, at the address specified in this Sublease or at such other place as BMI may specify in writing. If, as to any month, the Aggregate Site Maintenance Charge exceeds the Aggregate Rent, BMI shall pay the amount of such excess to TowerCo, at the address specified in this Sublease or at such other place as TowerCo may specify in writing.

          (b) Any amount payable by TowerCo or BMI, as the case may be, pursuant to Section 11(a) is referred to herein as a "Site Payment." Each Site Payment shall be due and payable, in advance, beginning on the date hereof and continuing on the first day of each succeeding month thereafter throughout the Term.

          (c) For purposes of calculating the Site Payment, the following terms shall have the following definitions:

          "Aggregate Rent" means the aggregate amount of all Rents for the Sites then subject to this Sublease, which shall be payable by TowerCo to BMI pursuant to this Sublease;

          "Aggregate Site Maintenance Charge" means, as to any month in any Sublease Year, (i) the number of Sites subject to this Sublease multiplied by the applicable Site Maintenance Charge, minus (ii) the aggregate amount of the
                                        -----
Reimbursable Maintenance Expenses (as defined in Section 30(a)), if any, minus
                                                                         -----
(iii) the aggregate amount of  unreimbursed (A) Taxes and Assessments of BMI or
(B) Taxes and Assessments, as applicable, pursuant to Section 16;

          "Ground Rents" means, as to any Site (other than an Owned Site), all rents, fees and other charges payable by BMI to the Ground Lessor under the Ground Lease for such Site calculated in accordance with Section 11(d);

          "Rent" means, (i) as to any Site other than Owned Sites, the amount of all Ground Rents, and (ii) as to any Owned Site, $1.00;

          "Site Maintenance Charge" means, subject to Section 5(d), (i) as to any Site (other than an Existing Louisiana Site), in any Sublease Year, an amount equal to $1,200 per month subject to an increase of the lesser of (x) the applicable CPI Increase plus four percent (4%) or (y) five percent (5%) per year (but never less than zero percent (0%)) on each anniversary of the applicable Site Commencement Date, and (ii) as to any Existing Louisiana Site, in any Sublease Year, an amount equal to $1,300 per month subject to an increase of four percent (4%), on each anniversary of August 1, 1999; in each case, for each month in such Sublease Year, representing a payment by BMI for services performed by TowerCo for the benefit of BMI pursuant to this Sublease.

          (d) If the Site Commencement Date for any Site is a day other than the first day of a calendar month, the applicable Ground Rent and Site Maintenance Charge for the period from such Site Commencement Date through the end of the calendar month during which such Site Commencement Date occurs shall be prorated on a daily basis, and shall be included in the calculation of the Ground Rent or Site Maintenance Charge, as the case may be, for the first full calendar month of the Term, on the first day of the first calendar month following such Site Commencement Date.

          (e) On each anniversary of the date hereof, and from time to time upon BMI's request, within ten (10) days after BMI's giving of such request, TowerCo shall deliver a certificate duly executed by an officer of TowerCo certifying, as of the date of such certificate, the calculation of the aggregate amount of the Site Payment for such Sublease Year. BMI shall have the right (i) to request any substantiation of any such certification and TowerCo shall provide BMI with such substantiation within ten (10) days after such request, and (ii) to audit the books and records of TowerCo relating to each Site from time to time during normal business hours to determine the accuracy of any such certificate and calculation of the Site Payment. BMI shall notify TowerCo in writing of any dispute it may have with TowerCo relating to any such calculation, not later than thirty (30) days after its receipt of such certificate and the Parties shall resolve such dispute within ten (10) days thereafter. Notwithstanding anything to the contrary contained herein, at any time and from time to time at BMI's request, but not less than each calendar month, TowerCo shall provide BMI sufficient back up information necessary to determine whether the calculation of the Site Payment as to each Site is accurate. If TowerCo fails to supply BMI with such information as to any Site, the Site Maintenance Charge for such Site shall be deemed not to exceed the amount of the Ground Rent for such Site; provided, however, that upon submission
                                         --------  -------
of such information by TowerCo, BMI shall be liable to TowerCo for the outstanding amount of the Site Maintenance Charge applicable to such Site and BMI shall reimburse TowerCo for any amount BMI may owe to TowerCo.

          (f) TowerCo's covenant to pay Rent in respect of the Subleased Property of each Site hereunder is independent of any other covenant, condition, provision or agreement of this Sublease and all payments of Rent shall be payable without previous demand therefor and without any right of abatement, setoff or deduction, counterclaim, or suspension, and in case of nonpayment of any Rent with respect to the Subleased Property of any Site by TowerCo when the same is due, BMI shall have, in addition to all its other rights and remedies, all of the rights and remedies available to BMI under the provisions of this Sublease or at law or in equity in the case of nonpayment of Rent. The performance and observance by TowerCo of all the terms, covenants, conditions and agreements to be performed or observed by TowerCo hereunder shall be performed and observed by TowerCo at TowerCo's sole cost and expense. TowerCo shall pay a late charge of five percent (5%) of any monthly Rent payable by TowerCo under the provisions of this Sublease, which shall be paid within ten
(10) days after the date the same is due; provided, however, that the late
                                          --------  -------
charge shall not be assessed in respect of the first late payment occurring in any twelve (12) month period. In addition to and not in limitation of the foregoing, Rent not paid on or before the due date in respect of the Subleased Property of any Site shall be subject to a late charge equal to the amount of any interest or fees that would be payable by BMI if BMI were to make a late payment under the applicable Ground Lease.

          (g) BMI shall pay a late charge of five percent (5%) of any Site Payment payable by BMI under the provisions of this Sublease, which shall be paid within ten (10) days after the date the same is due; provided, however,
                                                          --------  -------
that the late charge shall not be assessed in respect of the first late payment occurring in any twelve (12) month period. Notwithstanding the foregoing, if BMI fails to pay any portion of a Site Payment because BMI, acting in good faith, reduced the amount of Site Maintenance Charges payable to TowerCo due to a mistaken belief that it was entitled to Reimbursable Maintenance Expenses under Section 30(a), no late charge shall be payable in respect thereof.

          (h) Notwithstanding anything to the contrary contained herein, if after the tenth (10th) anniversary of each Site Designation Supplement, the then current Site Maintenance Charge payable by BMI to Tower with respect to any Site is below the market rate agreed upon by the Party at the time of determination, then such Site Maintenance Charge shall automatically be increased on such anniversary and on each anniversary thereafter, based on the CPI Increase effective as of date of such anniversary. If, however, the then Site Maintenance Payment with respect to such Site is above the market rate, then such Site Maintenance Charge shall be automatically reset at ninety percent (90%) of such agreed upon market rate effective as of date of such tenth (10th) anniversary of the Site Designation Supplement and shall increase on each following anniversary at the then current annual market rate of increase for comparable properties. Notwithstanding anything to the contrary contained herein, the parties shall agree as to the market rate not later than sixty (60) days prior to such tenth anniversary of the applicable Site Designation Supplement. If the parties are unable to agree upon the market rate, then BMI shall have an option, exercisable by written notice to TowerCo, to: (i) refer such dispute to arbitration pursuant to Section 38(e) hereof, or (ii) exercise its Withdrawal Right in accordance with Section 10(a). Notwithstanding anything to the contrary contained herein, the provisions of this Section 11(h) with respect to all BTS Sites, shall apply after June 1, 2001.

          (i) (i) Subject to Section 11(i)(ii) below, if the Annual Gross Revenues for a Sublease Year in respect of any individual Site exceeds $60,000, then the Site Maintenance Charge in respect of such Site shall be reduced by an amount (the "Site Reduction Amount") equal to twenty percent (20%) of the amount by which the Annual Gross Revenues exceed $60,000, such $60,000 amount being increased from and after the fifth Sublease Year at a rate of 3% per annum. The Site Maintenance Charge shall be reduced each month pursuant to this Section 11(i)(i) in the next subsequent Sublease Year by an amount equal to one-twelfth of the Site Reduction Amount for the immediately preceding Sublease Year; provided, however, that under no circumstances will the Site Maintenance Charge
--------  -------
for any Site be reduced to an amount below zero.

               (ii) If the Annual Gross Revenues averaged over the average of the number of Sites for any Sublease Year exceeds $56,000, then the Aggregate Site Maintenance Charge shall be reduced by an amount (the "Overall Reduction Amount") equal to (x) the average of the number of Sites during such Sublease Year, multiplied by (y) twenty-five percent (25%) of the amount by which the
      ---------- --
average Annual Gross Revenues exceed $56,000, such $56,000 amount being increased from and after the fifth Sublease Year at a rate of 3% per annum; provided, however, that (A) if during any Sublease Year, the aggregate Site
--------  -------
Reduction Amount exceeds the Overall Reduction Amount, the provisions of Section 11(i)(i) shall apply or (B) if during any Sublease Year, the Overall Reduction Amount exceeds the aggregate Site Reduction Amount, as to any individual Site where the Site Reduction Amount exceeds the average Overall Reduction Amount, the provisions of Section 11(i)(i) shall apply to such Site, the applicable BMI Affiliate shall receive the benefit of such Site Reduction Amount, the amount of any such benefit shall be subtracted from the Overall Reduction Amount and the balance, if any, remaining, shall be applied pursuant to this Section 11(i)(ii) to the other Sites by dividing the balance by the number of such other Sites. Any average number of Sites determined under this Section 11(i)(ii) shall be calculated by adding the number of Sites as of the last day of each calendar month in such Sublease Year and dividing such sum by twelve (12). The Aggregate Site Maintenance Charge shall be reduced each month pursuant to this Section 11(i)(ii) in the next subsequent Sublease Year by an amount equal to one-twelfth of the Overall Reduction Amount for the immediately preceding Sublease Year; provided, however, that under no
--------  -------
circumstances will the Site Maintenance Charge for any Site be reduced to an amount below zero.

          For purposes of this Section 11, the following terms shall have the following definitions:

          "Annual Gross Revenues" means, as to any Site, the Gross Revenues in respect of such Site in a Sublease Year.

          "Gross Revenues," as to each Site in any Sublease Year, shall be equal to the sum of: (i) an aggregate amount of Space Subtenant Rents payable by all Space Subtenants on such Site in respect of such Sublease Year; plus (ii) the
                                                                ----
Site Maintenance Charge payable by BMI with respect to the Reserved Space of such Site in respect of any Sublease Year.

          "Space Subtenant Rent," as to each Site, shall be the amount of the rent and other amounts payable each month for the use or occupancy by a Space Subtenant of any Available Space on any Site pursuant to a lease, sublease, license or other possessory interest or right obtained from TowerCo, including without limitation any ongoing monthly payments for the use or occupancy of such Available Space, however characterized. For the purpose of calculating Gross Revenues, any "bolt-on fees" and other up-front payments by such third party ("Up-front Payments") shall be deemed to have occurred on a straight-line basis over 120 months, commencing on the first day of the next month following the month in which the Up-front Payment was made. Separately charged and stated payments for installation or construction services rendered by TowerCo to such Space Subtenant for such Site, valued on the basis of the fair market value of such services, shall be excluded from the calculation of Gross Revenues.

          12.  Condition of the Sites and Obligations of TowerCo.
               -------------------------------------------------

          (a) TowerCo acknowledges that, as between TowerCo and BMI, in respect of each Site, TowerCo has the obligation, right and responsibility to repair and maintain such Site, including without limitation, an obligation to monitor each Tower to maintain the structural integrity of the Tower and the ability of the Tower to hold and support all Communications Equipment then mounted on the Tower, in accordance with standard industry practices. Subject to the other provisions contained in this Sublease, TowerCo, at its sole cost and expense, except if such cost or expense arises out of a negligent or wrongful act or omission of BMI, shall monitor, maintain and repair each Site such that BMI and Space Subtenants may utilize such Site to the extent permitted herein, including, without limitation, each Tower lighting system (to the extent required by applicable Law) and markings and the structural integrity of each Tower. Installation, maintenance and repair of each Site must comply with all Laws applied in a manner consistent with standard industry practices. TowerCo's duties include, without limitation, subject to the other provisions contained in this Sublease, maintenance of appropriate records and notification to the FAA of any failure on TowerCo's part and repairs and correction of same. TowerCo assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of non-compliance with said requirements of said authorities. TowerCo shall maintain and repair each Site, and cause Space Subtenants to maintain and repair all

Communications Equipment on each Site, in accordance with the requirements of this Sublease including without limitation as set forth in Exhibit C; provided,
                                                                      --------
however, that nothing in this Sublease shall require TowerCo to maintain BMI's
-------
Communications Equipment.

          (b) For each Site, TowerCo, at its sole cost and expense, shall obtain all of the certificates, permits, and other approvals which may be required from any federal, state, or local authority and/or any easements or consents which are required from any third parties with respect to its operation of such Site, including the lighting system serving such Site. BMI shall cooperate with TowerCo in connection therewith, as contemplated by Section 18. Nothing in this Sublease shall require TowerCo to obtain any certificate, permit or other approval relating specifically and only to BMI's Communications Equipment. If, as to any Site, or any portion thereof, any certificate, permit, license, easement, or approval relating to the operation of such Site is canceled, expires, lapses, or is otherwise withdrawn or terminated or, if due to technological changes or if TowerCo has breached its obligation under this
Section 12(b), then BMI shall have the right, in addition to its other remedies pursuant to this Sublease, at law, or in equity, to take appropriate action to remedy any such noncompliance and invoice TowerCo, and/or to terminate such this Sublease as to such Site subject to Sections 30 and 31.

          (c) For each Site, TowerCo agrees to monitor the lighting system serving such Site and will notify the appropriate FAA service office of any lighting failure within thirty (30) minutes of discovering such failure. In addition, TowerCo agrees, as soon as practicable, to begin a diligent effort to repair the failed lighting on an Emergency basis, and to notify BMI upon successful completion of the repair. Notwithstanding anything to the contrary contained in Section 31, TowerCo's failure to (i) successfully schedule such repair and notify BMI, in each case as soon as practicable but in any event no later than within twenty-four (24) hours of receiving such notice and (ii) repair the failed lighting within five (5) days, constitutes default by TowerCo under this Sublease. Notwithstanding anything to the contrary contained herein, if TowerCo fails to repair any failed lighting pursuant to this Section 12(c), then TowerCo agrees to indemnify, defend and hold each BMI Indemnitee harmless from and against any Claims arising out of or by reason of TowerCo's failure to comply with the provisions of this Section 12(c). In addition to and not in limitation of Sections 31(d) and (e), if TowerCo defaults under this Section 12(c), BMI, in addition to its other remedies pursuant to this Sublease, at law, or in equity, may either elect to take appropriate action to repair or replace lights and invoice TowerCo, or terminate this Sublease as to such Site within fifteen (15) days of the occurrence of such default; provided, that such default
                                                     --------
is not cured within the aforementioned fifteen (15) days period. Without in any way affecting TowerCo's obligations relating to lighting: (i) in order to accommodate TowerCo's needs during the transition period, BMI agrees to monitor the lighting system serving the Towers or the Improvements of the Sites from the respective dates of the Site Designation Supplements until the expiration of two calendar months after the Final Closing Date (as defined in the Agreement to Sublease); (ii) BMI shall have the right, at its expense, to install and maintain equipment for the purpose of monitoring (x) the lighting system serving the Tower or the Improvements of each Site, and/or (y) any device of TowerCo's used to monitor the lighting system serving each Tower; and (iii) TowerCo shall have the right, at its expense, to install and maintain equipment for the purpose of monitoring any device of BMI's used to monitor the lighting system servicing any Tower. At TowerCo's election, BMI shall (i) provide TowerCo a data feed for a fee and on terms to be agreed (x) from all appropriate security monitoring devices now at the Tower (it being understood that these devices will be leased or subleased to TowerCo with each Tower, and that TowerCo will be responsible for the repair and maintenance of the devices and their wiring up to the point of hand-off to BMI's T1 at the Site) and (y) from any additional devices which TowerCo wishes to install, at TowerCo's sole cost and expense;
(ii) permit TowerCo access to the contact point box at each Tower where TowerCo may install, at TowerCo's sole cost and expense, its own direct links to such devices; or (iii) permit TowerCo, where available, access to the contact point for each Tower through BMI's regional switching (it being understood that TowerCo shall be responsible for providing its own dedicated telephone lines to the Site, that these monitoring devices will generally be subleased to TowerCo with each Tower, and that TowerCo will be responsible for the repair and maintenance of the devices and their wiring up to the point of hand-off to TowerCo's dedicated lines).

          13.  Work on the Site.  (a)  Title to all Alterations shall vest in
               ----------------
BMI immediately upon construction or installation on, or affixation or annexation to, the Site.

          (b) Whenever TowerCo is permitted or required to make Alterations to any Site; construct, replace, maintain or repair the Tower and Improvements of any Site; install, maintain or repair, or cause Space Subtenants to install, maintain or repair, any Communications Equipment; or reconstruct or restore, Subleased Property (hereinafter called the "TowerCo Work"), the following provisions shall apply:

               (i) No TowerCo Work shall be commenced until TowerCo has obtained all certificates, licenses, permits, authorizations, consents and approvals necessary for the TowerCo Work, from all governmental authorities having jurisdiction with respect to any Site or the TowerCo Work, and BMI, at TowerCo's sole cost and expense, shall reasonably cooperate with TowerCo in obtaining any such certificate, license, permit, authorization, consent or approval.

               (ii) TowerCo shall commence and perform the TowerCo Work in accordance with standard operating procedures agreed upon by the parties substantially in the form of Exhibit E attached hereto ("Standard Procedures").

               (iii) TowerCo shall cause the TowerCo Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Laws, and shall utilize only industry standard materials and supplies. TowerCo shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the TowerCo Work, and BMI shall have no duty or obligation to inspect the TowerCo Work, but shall have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

               (iv) TowerCo shall promptly commence the TowerCo Work and, once commenced, diligently and continually pursue the TowerCo Work and complete the TowerCo Work within a reasonable time. TowerCo shall supervise and direct the TowerCo Work utilizing commercially reasonable efforts and reasonable care, and shall assign such qualified personnel to the TowerCo Work as may be necessary to cause the TowerCo Work to be completed in an expeditious fashion.

               (v) All TowerCo Work shall be performed at TowerCo's sole cost and expense. TowerCo shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the TowerCo Work. TowerCo shall promptly pay when due all costs and expenses incurred in connection with the TowerCo Work. TowerCo shall pay, or cause to be paid, all fees and taxes required by law in connection with the TowerCo Work.

               (vi) TowerCo shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the TowerCo Work. TowerCo shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the TowerCo Work, and shall take all reasonable protection to prevent damage, injury or loss to, the TowerCo Work, all persons performing TowerCo Work on the Site, all other persons who may be involved in or affected by the TowerCo Work, all materials and equipment to be incorporated in the TowerCo Work, Tower and Improvements of such Site.

               (vii) TowerCo shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the TowerCo Work: (x) full replacement cost "all-risk", "builder's risk" insurance, insuring the TowerCo Work; and (y) the other types of insurance required to be maintained pursuant to Section 24 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by TowerCo under this Sublease.

          (c) Whenever BMI is permitted or required to construct, maintain and repair the Reserved Space of any Site or reconstruct or restore, its Communications Equipment (hereinafter called the "BMI Work"), the following provisions shall apply:

               (i) No BMI Work shall be commenced until BMI has obtained all certificates, licenses, permits, authorizations, consents and approvals necessary for the BMI Work, from all governmental authorities having jurisdiction with respect to any Site or the BMI Work, and TowerCo, at BMI's sole cost and expense, shall reasonably cooperate with BMI in obtaining any such certificate, license, permit, authorization, consent or approval.

               (ii) BMI shall commence and perform the BMI Work in accordance with the Standard Procedures.

          (iii) BMI shall cause the BMI Work to be done and completed with industry standard materials and in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Laws, and shall utilize only industry standard materials and supplies. BMI shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the BMI Work, and TowerCo shall have no duty or obligation to inspect the BMI Work, but shall have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

          (iv) BMI shall promptly commence the BMI Work and, once commenced, diligently and continually pursue the BMI Work and complete the BMI Work within a reasonable time. BMI shall supervise and direct the BMI Work utilizing commercially reasonable efforts and reasonable care, and shall assign such qualified personnel to the BMI Work as may be necessary to cause the BMI Work to be completed in an expeditious fashion.

          (v) All BMI Work shall be performed at BMI's sole cost and expense. BMI shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the BMI Work. BMI shall promptly pay when due all costs and expenses incurred in connection with the BMI Work. BMI shall pay, or cause to be paid, all fees and taxes required by law in connection with the BMI Work.

          (vi) BMI shall be responsible for the acts and omissions of all of its employees, contractors, subcontractors, engineers, agents, representatives, advisors and all other persons performing any of the BMI Work. BMI shall be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the BMI Work, and shall take all reasonable protection to prevent damage, injury or loss to, the BMI Work, all persons performing BMI Work on the Site, all other persons who may be involved in or affected by the BMI Work, all materials and equipment to be incorporated in the BMI Work, Tower and Improvements of such Site.

          (vii) BMI shall procure and maintain in full force and effect, and shall cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the BMI Work: (x) full replacement cost "all-risk", "builder's risk" insurance, insuring the BMI Work; and (y) the other types of insurance required to be maintained pursuant to Section 24 of this Sublease. Such additional insurance policies shall meet the requirements set forth elsewhere in this Sublease with respect to the insurance policies otherwise required to be obtained and maintained by BMI under this Sublease.

          14.  Damage to the Site, Tower or the Improvements.
               ---------------------------------------------

          (a) As to each Site, if such Site (including the Tower and Improvements thereon) are damaged for any reason so as to render such Subleased Property substantially unusable for the Permitted Use, TowerCo, at its sole cost and expense, shall promptly and diligently proceed with the adjustment of TowerCo's insurance Claims in respect thereof within a period of six (6) months after the date of the damage and, thereafter, if and to the extent required by this Section 14, promptly commence, and diligently prosecute to completion, the Restoration, repair, replacement and rebuilding of the same. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Section 14.

          (b) All Proceeds shall be held by TowerCo for the mutual benefit of TowerCo and BMI on account of such damage, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses. Any portion of the Proceeds applicable to a particular Site remaining after final payment has been made for work performed on such Site shall be retained by and be the property of TowerCo. If the cost of Restoration exceeds the Proceeds, TowerCo shall pay the excess cost.

          (c) No damage to any Site (including the Tower and Improvements thereon), or any portion thereof, by fire, casualty or otherwise shall permit TowerCo to terminate this Sublease as to the affected Site or shall relieve TowerCo from its liability to pay to BMI the Rent payable under this Sublease with respect to the Subleased Property of such Site or from any of its other obligations under this Sublease, and TowerCo waives any rights now or hereafter conferred upon TowerCo by present or future law or otherwise to quit or surrender this Sublease, the applicable Site Designation Supplement or the Subleased Property, or any portion thereof, to BMI or to any suspension, diminution, abatement or reduction of the applicable Rent on account of any such damage. Without limiting TowerCo's obligations hereunder in respect of a Site subject to a casualty, TowerCo shall make available to BMI a portion of the Subleased Property of such Site for the purpose of BMI's locating a temporary communications facility, such as a "cell on wheels", and shall give BMI priority over Space Subtenants at such Site as to the use of such portion; provided,
                                                                  --------
however, that:  (i) the placement of such temporary communications facility does
-------
not interfere in any material respect with TowerCo's Restoration and repair of such Improvements; (ii) BMI obtains any permits and approvals, at BMI's cost, required for the location of such temporary communications facility on such Site; and (iii) there is available space on the Site for placing such temporary communications facility.

          (d) The foregoing provisions of this Section 14 apply only to damage of each Site by fire, casualty or other cause occurring after the applicable Site Commencement Date.

          (e) If BMI damages any Site as a result of BMI's negligent or wrongful act or omission, or failure to perform its obligations under this Sublease, BMI will, at its sole expense, promptly repair and restore the Subleased Property of such Site to its respective conditions prior to such damage. If BMI fails to perform any such obligation under this Section 14(e), TowerCo shall have the right to perform such obligation on behalf of BMI, pursuant to and in accordance with Section 30(b).

          (f) If TowerCo fails to complete the Restoration of the Subleased Property of any Site required under this Sublease within two (2) months after the date of the damage, BMI may terminate this Sublease as to the applicable Site upon giving TowerCo written notice of its election to terminate within fifteen (15) days following the expiration of such time period; provided,
                                                                --------
however, that if TowerCo's failure to complete such Restoration within such two
-------
(2)-month period is caused by: (i) failure to obtain a new permit; or (ii) TowerCo's inability to have access to the affected Site, such 2-month period shall be extended accordingly in order to allow TowerCo to complete the Restoration.

          15.  Space Subtenants; Interference.
               ------------------------------

          (a) TowerCo acknowledges and agrees that TowerCo will not permit the addition of any Space Subtenants (other than BMI in respect of any Available Space) at the Subleased Property of any Site to adversely affect BMI's Reserved Space and its operation, use or enjoyment of any Reserved Space on such Site, taking into account customary and commercially reasonable practices for multi-tenant wireless communication sites and towers thereon.

          (b) TowerCo shall not and shall not permit any Space Subtenants (other than BMI in respect of any Available Space) on the Subleased Property of any Site to (i) install or change, alter or improve the frequency, power, or type of the Communications Equipment that interferes with the operation of the Reserved Space of such Site or is not authorized by Laws or is not made or installed in accordance with good engineering practices; or (ii) implement a configuration which interferes with the operation of BMI's Communications Equipment on such Site or the Reserved Space thereof.

          (c) In the event of any interference occurring as a result of actions of TowerCo or Space Subtenants described in Sections 15(b) above as to the Subleased Property of any Site, TowerCo shall be responsible for coordinating and resolving any such interference problems caused by TowerCo or Space Subtenants (other than BMI in respect of any Available Space), including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from BMI and perform interference study in accordance with the procedures set forth in
Schedule 15. If the interference cannot be corrected or eliminated within such 48-hour period, TowerCo shall cause, at TowerCo's option, any of TowerCo's or Space Subtenants' (other than BMI in respect of any Available Space) Communications Equipment or Communications Facility that interferes with the operation of BMI's Communications Facility or the Reserved Space, authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by BMI in order to determine whether such interference continues or has been eliminated; provided, however, that if any
                                               --------  -------
interference continues at the time the interfering equipment is powered down, the Communications Equipment that interferes with the operation of BMI's Communication Facility or Reserved Space shall be turned off. If TowerCo or any Space Subtenant (other than BMI in respect of any Available Space) cannot correct or eliminate, to the satisfaction of BMI, such interference within twenty (20) days of receipt of written notice from BMI, TowerCo shall or shall cause such Space Subtenant (other than BMI in respect of the Available Space) to cease the operations of the objectionable Communications Equipment and to stop providing services from the applicable Communication Facility or the Subleased Property of the applicable Site in its entirety until the interference problems are resolved.

          (d) BMI shall not: (i) install or change, alter or improve the frequency, power, or type of the Communications Equipment in a manner that interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on a Site or is not authorized by Law or is not made or installed in accordance with good engineering practices; or (ii) implement a configuration which interferes with the operation of TowerCo's or any Space Subtenant's Communications Equipment on such Site.

          (e) In the event of any interference occurring as a result of actions of BMI described in Section 15(d) above as to any Site, BMI shall be responsible for coordinating and resolving any such interference problems caused by BMI, including, without limitation, using its best efforts to correct and eliminate the interference within forty-eight (48) hours of receipt of notification from TowerCo. If the interference cannot be corrected or eliminated within such 48-hour period, BMI shall cause, at BMI's option, any of BMI's Communications Equipment or Communications Facility that interferes with the operation of TowerCo's or any Space Subtenant's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering equipment or facility back up or on only during off-peak hours specified by TowerCo or the affected Space Subtenant in order to determine whether such interference continues or has been eliminated; provided, that if any interference continues at the time the
            --------
interfering equipment is powered down, the Communications Equipment that interferes with the operation of TowerCo or any Space Subtenant Communication Facility shall be turned off. If BMI cannot correct or eliminate, to the satisfaction of TowerCo or the affected Space Subtenant, such interference within twenty (20) days of receipt of written notice from TowerCo, BMI shall cease the operations of the objectionable Communications Equipment and stop providing services from the applicable Communications Facility or the Subleased Property of the applicable Site in its entirety (including the Tower and Improvements) until the interference problems are resolved.

          (f) Notwithstanding anything in this Section 15 to the contrary, in the event any interference occurs in respect of a Site and the source of such interference is not readily determinable, it shall be assumed that TowerCo or a Space Subtenant and not BMI is the cause of such interference, TowerCo shall be responsible for the performance of its obligations under Section 15(c) in respect of such interference, and BMI shall be relieved of any obligations under
Section 15(e) in respect of such interference, unless and until it is determined that BMI is the cause of such interference.

          16.  Taxes and Assessments.  (a)  TowerCo is responsible for the
               ---------------------
payment of, as and when they shall become due and payable, all Taxes and Assessments as to each Site, for each Site Term Year during the term of this Sublease as to such Site.

          (b) BMI shall pay all Taxes and Assessments of BMI with respect to the Sites, and TowerCo shall reimburse BMI not later than thirty (30) days after BMI delivers a copy of a notice setting forth the allocation with respect to Taxes and Assessments of BMI to TowerCo, unless otherwise elected by BMI pursuant to Section 16(b). Notwithstanding anything to the contrary contained herein, the Parties agree that all Taxes and Assessments due and payable by

TowerCo hereunder and under the BST Lease may be included, at BMI's sole option and discretion exercisable upon written notice to TowerCo, into the calculation of the Aggregate Site Maintenance Charge. If BMI exercises its right to include Taxes and Assessments of BST into the calculation of the Aggregate Site Maintenance Charge hereunder, BMI shall reimburse BST for the amount of such Taxes and Assessments of BST upon BST's request.

          17.  Utilities.  Prior to the Site Commencement Date as to each Site,
               ---------
TowerCo shall make all arrangements for, and thereafter shall pay, or cause to be paid, when due all charges for connection of all utilities and services to such Site, including, but not limited to, electricity, telephone, power, and other utility used or consumed by BMI or its Affiliate occupying the Reserved Space and all Space Subtenants of such Site. As among BMI and all Space Subtenants, TowerCo shall cause utility charges to be separately metered, and BMI shall be separately responsible for its own utility charges.

          18.  Governmental Approvals.
               ----------------------

          (a) In addition to and not in limitation of the provisions of Section 13(a) of this Sublease, TowerCo shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals and to comply with all Laws, required or imposed by governmental authorities, in connection with operation and maintenance of the Subleased Property of each Site (including Tower and Improvements thereon), including, without limitation, zoning Laws and FAA regulations.

          (b) TowerCo shall cooperate with BMI in BMI's efforts to obtain and maintain in effect all certificates, permits, licenses and other approvals and to comply with all Laws required or imposed by governmental authorities, including, without limitation, the FCC and FAA, applicable to the Reserved Space of each Site.

          (c) In addition to and not in limitation of the provisions of Section 13(c) of this Sublease, BMI shall, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals and to comply with all Laws, required or imposed by governmental authorities, in connection with operation and maintenance of the Reserved Space of each Site, including, without limitation, FAA regulations.

          (d) BMI shall cooperate with TowerCo in TowerCo's efforts to obtain and maintain in effect all certificates, permits, licenses and other approvals and to comply with all Laws required or imposed by governmental authorities, including, without limitation, the FCC and FAA, applicable to each Site.

          19.  No Liens.
               --------

          (a) TowerCo shall not create or permit any Lien against any Site, or any part thereof. If any Lien (other than Permitted Liens) is filed against all or any part of any Site, TowerCo shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after TowerCo has obtained knowledge of such Lien. If TowerCo fails to cause any Lien (other than Permitted Liens) to be discharged within the permitted time, BMI may cause it to be discharged and may pay the amount of such Lien in order to do so. If BMI makes any such payment, all amounts paid by BMI shall be payable by TowerCo to BMI upon demand. "Permitted Liens" means, as to each Site: (i) Permitted Subleasehold Mortgages of TowerCo's Subleasehold Estate in such Site, Tower or Improvements thereof; (ii) Space Subtenants' sublease interests in the Subleased Space of such Site; (iii) Liens existing on the date of the Site Designation Supplement for such Site; and (iv) Liens arising by, through or under BMI or any other occupant of the Reserved Space.

          (b) TowerCo may, at TowerCo's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of BMI, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if
                                                     --------  -------
any Site, the Subleased Property of any Site or any part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or TowerCo shall deposit with BMI a sum of money reasonably required by BMI as security to protect the Subleased Property of such Site from any such loss or forfeiture. BMI, at the sole cost and expense of TowerCo, shall cooperate fully with TowerCo in any such contest.

          (c) Any Permitted Subleasehold Mortgage and all rights acquired by any Permitted Subleasehold Mortgagee shall be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Sublease and subject to all rights, title and interest of BMI.

          (d) Within ten (10) days after the granting of any Permitted Subleasehold Mortgage, TowerCo shall deliver to BMI a true, correct and fully executed copy of all documents pertaining thereto and the indebtedness secured thereby. Promptly upon TowerCo's receipt of copies of recorded documents evidencing the recordation thereof and bearing the recording information therefor, TowerCo shall deliver to BMI a copy of such recorded documents.

          (e) BMI shall execute any necessary easement or right of way for utilities for any Site promptly following any request by TowerCo, provided such easement or right of way does not have an adverse effect on BMI's use or enjoyment of the Reserved Space of such Site, including without limitation the operation of BMI's Communications Equipment thereon.

          (f) BMI shall not create or permit any Lien against the Subleased Property of any Site, or any part thereof. If any Lien is filed against all or any part of the Subleased Property of any Site, BMI shall cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after demand therefor by TowerCo. If BMI fails to cause any Lien to be discharged within the permitted time, TowerCo may cause it to be discharged and may pay the amount of such Lien in order to do so. If TowerCo makes any such payment, all amounts paid by TowerCo shall be payable by BMI to TowerCo upon demand. Nothing in this Sublease shall prohibit BMI from permitting a Lien against its interest under the Ground Lease or Reserved Space of any Site.

          (g) BMI may, at BMI's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of TowerCo, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal therefrom; provided, however, that, if the Subleased Property of any Site or any
           --------  -------
part thereof are subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien shall be complied with forthwith or BMI shall deposit with TowerCo a sum of money reasonably required by TowerCo as security to protect the Subleased Property of such Site from any such loss or forfeiture. TowerCo, at the sole cost and expense of BMI, shall cooperate fully with BMI in any such contest.

          20.  Condemnation.
               ------------

          (a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use, that impairs or adversely affects BMI's full use and enjoyment of the Reserved Space, then this Sublease shall automatically terminate as to such Site unless otherwise agreed by the Parties, and the Term shall automatically expire as to such Site, on the Date of Taking, as if such date were the Site Expiration Date as to such Site, and all Rent and other sums payable by TowerCo and BMI in respect of such Site shall be apportioned and paid through and including the Date of Taking.

          (b) If there occurs a Taking of less than a Substantial Portion of any Site, then this Sublease and all duties and obligations of TowerCo under this Sublease in respect of such Site shall remain unmodified, unaffected and in full force and effect; provided, however, that the Rent in respect of such Site
                       --------  -------
payable after the Taking shall be reduced to an amount which bears the same ratio to the Rent payable immediately prior to the Taking as the rental value of the Subleased Property of such Site after taking bears to the rental value of the Subleased Property of that Site immediately prior to the Taking. TowerCo shall promptly proceed to reconstruct, restore and repair the remaining portion of the Subleased Property of such Site (to the extent feasible) to a condition substantially equivalent to the condition thereof prior to the Taking. TowerCo shall be entitled to apply the Award received by TowerCo to the reconstruction, Restoration and repair of any Subleased Property of any Site from time to time as such work progresses. If the cost of the repair work exceeds the Award recovered by TowerCo, TowerCo shall pay the excess cost.

          (c) If there occurs a Taking of any Subleased Property of any Site or any portion thereof, for temporary use, then this Sublease shall remain in full force and effect as to such Site for the remainder of the then current term; provided, however, that during such time as TowerCo shall be out of possession
--------  -------
of such Subleased Property by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of this Sublease compliance with which are effectively impractical or impossible as a result of TowerCo's being out of possession of such Subleased Property (and which shall not include payment of Rent) shall not be an event of default hereunder. The Award for any such temporary Taking payable for any period prior to the Site Expiration Date shall be paid to TowerCo and, for any period thereafter, to BMI.

          21.  Waiver of Subrogation; Indemnity.
               --------------------------------

          (a) Except as provided in this Sublease, to the extent permitted by applicable Laws, TowerCo and BMI hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Subleased Property of each Site, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of insurance maintained, or required to be maintained, for the Subleased Property of such Site, by TowerCo or BMI (as the case may be) under the terms of this Sublease, regardless of cause or origin.

          (b) Subject to the provisions of Section 21(a) above, TowerCo agrees to indemnify and to hold each BMI Indemnitee harmless from any and all Claims, with respect to bodily injury, personal injury or property damage suffered or incurred by such BMI Indemnitee by reason of, or arising out of TowerCo's ownership, operation and maintenance of each Site (including the Tower and Improvements thereon), including, without limitation: (i) any default, breach, performance or nonperformance by TowerCo of its respective obligations and covenants under this Sublease; (ii) any Claims against BMI arising out of or resulting from (x) TowerCo's use, operation, maintenance or occupancy of any part of the Site or resulting from the condition of the Site or (y) any Space Subtenant's use, operation, maintenance or occupancy of its Communications Facility; (iii) any failure of TowerCo to comply with any applicable Laws or with the directives of FCC and FAA that TowerCo is required to comply with pursuant to this Sublease or under applicable Laws; (iv) any Claims arising out of or resulting from TowerCo's or any Space Subtenant's acts or omissions or the negligence or intentional acts or omissions of any of their respective agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Subleased Property of each Site, and (v) any other provision of this Sublease which provides that TowerCo shall indemnify and hold harmless BMI in respect of the matters contained in such provision. If any action or proceeding is brought against any BMI Indemnitee by reason of any such Claim, TowerCo upon notice from BMI covenants and agrees to defend such action or proceeding at its expense.

          (c) Subject to the provisions of Section 21(a) above, BMI agrees to indemnify and to hold each TowerCo Indemnitee harmless from any and all Claims with respect to bodily injury, personal injury or property damage suffered or incurred by TowerCo by reason of, or arising out of (i) any default, breach, performance or nonperformance of BMI's obligations and covenants under this Sublease; (ii) any Claims against TowerCo arising out of or resulting from BMI's use, operation, maintenance or occupancy of BMI's Communications Equipment or the Reserved Space, to the extent TowerCo is not responsible therefor under the terms of this Sublease; (iii) BMI's failure to comply with any applicable Laws or with the directives of FCC and FAA as to BMI's Communications Equipment; (iv) any Claims against TowerCo arising out of or resulting from any acts or omissions or the negligence or intentional actions or omissions of any of BMI's agents, employees, engineers, contractors, subcontractors, licensees or invitees; and (v) any other provision of this Sublease which provides that BMI shall indemnify and hold harmless TowerCo in respect of the matters contained in such provision. If any action or proceeding is brought against TowerCo by reason of any such Claim, BMI upon notice from TowerCo covenants and agrees to defend such action or proceeding at its expense.

          22.  Subordination and Attornment.
               ----------------------------

          (a) This Sublease and all rights of TowerCo therein, and all interest or estate of TowerCo in the Subleased Property of each Site, or any portion thereof, shall be subordinate to any and all Mortgages, which at any time during the Term, may be placed upon the Subleased Property, or any portion thereof, by BMI or any of its Affiliates, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage; provided, however, that the subordination and
                         --------  -------
attornment contained herein shall not be effective unless the existing or any future Mortgagee thereunder shall execute and deliver an NDA in favor of TowerCo, providing that: (i) such Mortgagee will at all times fully recognize TowerCo's rights under this Sublease, and in the event of a foreclosure under any such Mortgage, so long as no event of default shall have occurred and be subsisting hereunder, and so long as TowerCo shall attorn to the purchaser upon such foreclosure, and so long as TowerCo continues to pay the Rent with respect to all Sites covered by this Sublease and to fully and completely keep, observe, satisfy, perform and comply with all agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease, such Mortgagee shall not disturb TowerCo's possession of the Subleased Property; and (ii) that upon Mortgagee acquiring title to the Subleased Property, TowerCo shall attorn directly to such Mortgagee. TowerCo shall agree to such other terms and conditions in the NDA as may be reasonably required by such Mortgagee, provided that such terms and conditions do not affect TowerCo's rights, nor increase or alter any of TowerCo's obligations, under this Sublease.

          (b) Subject to the provision of Section 22(a), TowerCo shall execute in a timely manner instruments that may be required to evidence this subordination clause, in respect of the Subleased Property of each Site.

          23.  Environmental Covenants.
               -----------------------

          (a) For purposes of this Sublease, the following terms shall have the following meanings: (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of CERCLA (hereinafter defined); provided that the term "Hazardous Materials" shall exclude quantities of materials or substances maintained by BMI, its Affiliates, TowerCo and Space Subtenants on or about any Site (including Tower and Improvements thereon) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws;
(ii) "Release" shall have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation Section 101(22) of CERCLA; and (iii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Super Fund Amendments and Reauthorization Act of 1986 ("SARA"); The Comprehensive Environmental Response,

Compensation and Liability Act of 1980 ("CERCLA"); The Clean Air Act ("CAA"); the Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conversation and Recovery Act ("RCRA"); the Hazardous Waste Management System; and the Occupational Safety and Health Act of 1970 ("OSHA").

          (b) As to each Site (other than BTS Sites), BMI represents and warrants to TowerCo that, as of the date of the Site Designation Supplement for such Site, (i) to the best of BMI's knowledge, no portion of the Land of such Site is used for the storage, processing, treatment or disposal of Hazardous Materials, except as set forth in an environmental report delivered to TowerCo;
(ii) to the best of BMI's knowledge, no Hazardous Materials have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of a Hazardous Materials, on, in, or under the Land of such Site, except as set forth in an environmental report delivered to TowerCo; (iii) to the best of BMI's knowledge, there are no pending Claims, administrative proceedings, judgments, declarations, or orders, whether actual or threatened, relating to the presence of Hazardous Materials on, in or under the Land of such Site; (iv) to the best of BMI's knowledge, the Land of such Site is in compliance with all applicable Environmental Laws; and
(v) to the best of BMI's knowledge, there are no pending or threatened or contemplated condemnation actions involving all or any portion of the Land of such Site. For purposes of this Section, "to the best knowledge of," or words of similar import with reference to BMI means actual knowledge of the management of BMI and such actual knowledge will be imputed to the management of BMI if the Hazardous Materials were brought to the Site by BMI or its Affiliates.

          (c) TowerCo covenants and agrees that: (i) TowerCo shall not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that TowerCo shall have the right to bring and keep and allow any Space Subtenant to bring and keep on the Subleased Property of each Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site; (ii) TowerCo shall carry on its business and operations at each Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; (iii) TowerCo shall not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) TowerCo shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting each Site in accordance with all applicable Environmental Laws; (v) TowerCo shall promptly notify BMI in writing if TowerCo receives any notice, letter, citation, order, warning, complaint, injury, claim or demand that: (w) TowerCo has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site, (y) TowerCo may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) a Site are subject to a Lien favor of any governmental entity for any liability, cost or damages under any Environmental Law.

          (d) BMI covenants and agrees that as to each Site (other than with respect to any BTS Site, prior to Completion of such Site): (i) BMI shall not conduct or allow to be conducted upon any Reserved Space of any Site any business operations or activities, or employ or use a Reserved Space of any Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided that BMI shall have the right to bring and keep on the Reserved Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Reserved Space of any Site; (ii) BMI shall carry on its business and operations on the Reserved Space of any Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; (iii) BMI shall not create or permit to be created any Lien against any Reserved Space of any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; (iv) BMI shall promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Reserved Space of each Site in accordance with all applicable Environmental Laws; (v) BMI shall promptly notify TowerCo in writing if BMI receives any notice, letter, citation, order, warning, complaint, injury, claim or demand that: (w) BMI has violated, or is about to violate, any Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the Reserved Space of any Site, (y) BMI may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) the Reserved Space of any Site is subject to a Lien in favor of any governmental entity for any liability, cost or damages under any Environmental Law.

          (e) Unless resulting or arising solely from the negligent or willful acts or omissions of BMI or BMI's employees, agents, engineers, contractors, subcontractors, licensees or invitees, TowerCo agrees to indemnify and hold BMI harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against BMI or the Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (ii) the violation of any Environmental Laws relating to or affecting the Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned by TowerCo, which violation gives or may give rise to any rights whatsoever in any Party with respect to the Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by TowerCo in this Section 23 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of TowerCo to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 23.

          (f) Unless resulting or arising from the negligent or willful acts or omissions of TowerCo or TowerCo's employees, agents, engineers, contractors, subcontractors, licensees or invitees, BMI agrees to indemnify and hold TowerCo harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against TowerCo or the Reserved Space of any Site for, with respect to, or as a result of the following, except as to any BTS Site, to the extent arising prior to Completion thereof: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from the Reserved Space of any Site of any Hazardous Materials prior to the applicable Site Expiration Date or earlier date of termination of this Sublease;
(ii) the violation of any Environmental Laws relating to or affecting the Reserved Space of any Site prior to the applicable Site Expiration Date or earlier date of termination of this Sublease; (iii) the violation of any of the Environmental Laws prior to the applicable Site Expiration Date or earlier date of termination of this Sublease in connection with any other property owned by TowerCo, which violation gives or may give rise to any rights whatsoever in any Party with respect to the Reserved Space of any Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by BMI in this
Section 23 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the failure of BMI to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 23.

          (g) Notwithstanding anything to the contrary in this Sublease, in the event any Claim of a type giving rise to indemnification obligations under
Section 23 is asserted against a TowerCo Indemnitee and it cannot be readily determined that it was the act or omission of BMI that gave rise to such Claim, it shall be assumed for all purposes hereof that it was TowerCo's or a Space Subtenant's act or omission, TowerCo shall indemnify BMI Indemnitees in respect of such Claim pursuant to Section 23(e), and BMI shall have no obligation or liability to any TowerCo Indemnitee in respect of such Claim unless and until it is finally determined that BMI's act or omission gave rise to such Claim. The provisions of this Section 23 shall survive the applicable Site Expiration Date or earlier termination of this Sublease. The foregoing provisions of this
Section 23 are not intended to limit the generality of any of the other provisions of this Sublease.

          24.  Insurance.
               ---------

          (a) From and after the Site Commencement Date as to each Site, BMI shall procure, and shall maintain in full force and effect at all times during the Term as to such Site, the following types of insurance with respect to the Reserved Space of each Site, and, if applicable, any of the Available Space subleased to BMI pursuant to Section 25(d), paying as the same become due all premiums therefor:

               (i) commercial general public liability insurance insuring against all liability of BMI and BMI's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use or occupancy of the Reserved Space of the applicable Site and, if applicable, any of the Available Space subleased to BMI pursuant to Section 25(d), if any, in an amount of not less than $1,000,000 for bodily injury or property damage as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

               (ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate; and

               (iii) workers' compensation insurance covering all employees of BMI or its Affiliates to the extent required by any Laws.

          (b) BMI shall pay all premiums for the insurance coverage which BMI is required to procure and maintain under this Sublease. Each insurance policy:
(i) shall name TowerCo as an additional insured; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to TowerCo except after the insurer endeavors to give TowerCo thirty (30) days' written notice of cancellation. TowerCo agrees that BMI may, at BMI's option and election self insure with respect to all or a portion of the risks required to be insured against by BST under this Section 24. If BMI elects to be covered by and participate in its self insurance and risk management programs, BMI shall notify TowerCo of such election. From time to time, upon reasonable request by TowerCo, BMI shall furnish to TowerCo the information concerning its risk management and self insurance policies and programs in effect at the time of such request.

          (c) For each Site, TowerCo shall procure, and shall maintain in full force and effect at all times during the Term as to the applicable Site, the following types of insurance with respect to each Site, including the Tower and Improvements thereon, paying as the same become due all premiums therefor:

               (i) commercial general public liability insurance insuring against all liability of TowerCo and TowerCo's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of each Subleased Property (including Tower and the Improvements), in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than $2,000,000 for bodily injury or property damage in the aggregate;

               (ii) umbrella or excess liability insurance with limits not less than $5,000,000 per occurrence and in the aggregate; and

               (iii) insurance in an amount not less than full replacement cost of the Tower and Improvements of each Site, against direct and indirect loss or damage by fire and all other casualties and risks covered under "All Risk" insurance; and

               (iv) workers' compensation insurance covering all employees of TowerCo or its Affiliates to the extent required by any Laws.

          (d) TowerCo shall pay all premiums for the insurance coverage which TowerCo is required to procure and maintain under this Sublease. Each insurance policy (i) shall name BMI as an additional insured; provided that such requirement shall only apply to liability policy and shall have no application to workers' compensation policies; and (ii) shall provide that the policy cannot be canceled as to BMI except after the insurer gives BMI ten (10) days' written notice of cancellation.

          (e) All policy amounts set forth in this Section 24 shall be reset every five (5) years during the Term to increase by an amount not less than the CPI Increase over the five (5) year period, except to the extent the Parties otherwise agree.

          (f) TowerCo shall not, on its own initiative or pursuant to request or requirement of any Space Subtenants or other Person, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 24(c), unless BMI is named therein as an additional insured. The Parties agree that, with respect to Parties, the outstanding publicly traded debt of which is rated investment grade by Standard & Poor's or Moody's, all policies of insurance required by this Section 24 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties. TowerCo shall immediately notify BMI whenever any such separate insurance is taken out and shall deliver to BMI original certificates evidencing the same.

          (g) As to the Subleased Property of each Site, all policies of insurance shall be written on companies rated A+ by AM Best or a comparable rating and licensed in the State where such Site is located. Certificates evidencing insurance shall be in a form reasonably acceptable to the recipient Party, shall be delivered to such Party upon commencement of the Term and prior to expiration of such policy, new certificates evidencing such insurance, shall be delivered to such Party not less than twenty (20) days prior to the expiration of the then current policy term. The Parties agree that all policies of insurance required by this Section 24 may contain such loss retention provisions or deductibles as is reasonable in light of financial conditions of the Parties.

          (h) Nothing in this Section 24 shall prevent BMI or TowerCo from obtaining insurance of the kind and in the amount provided for under this
Section 24 under a blanket insurance policy or policies (evidence thereof reasonably satisfactory to the other Party shall be delivered to the other Party by the insuring Party) which may cover other properties owned or operated by the insuring Party as well as the Subleased Property or the Available Space; provided, however, that any such policy of blanket insurance shall: (i) specify
--------  -------
the amounts thereof to the extent such amounts are used to meet the initial limits required pursuant to this Section 24, it being understood that such specification shall not diminish or limit the availability of the entire amount of the blanket insurance policy; and (ii) provide that such policies of blanket insurance shall, as respects the Subleased Property of each Site, contain the various provisions required of such an insurance policy by the foregoing provisions of this Section 24.

          25.  Right of Substitution; Right of First Refusal.
               ---------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein and subject, in the case of Sites other than BTS Sites, to the proviso of Section 5(b)(i), BMI shall have the right to modify and/or replace, at BMI's expense, its Communications Equipment at any Site provided said replacement Communications Equipment does not increase the weight or sail area by more than ten percent (10%) of the weight or sail area on the applicable Site Commencement Date.

          (b) Notwithstanding anything to the contrary contained herein, if during the Term, there is any Available Space in respect of the Subleased Property of any Site, then BMI shall have the Right of Substitution as to such Available Space, provided that the relocation shall not violate the requirements of Section 25(a). The Right of Substitution pursuant to this Section 25(b) may be exercised by BMI at any time, and from time to time, without limit, upon written notice to TowerCo. If BMI elects to exercise its Right of Substitution, then, upon completion of the relocation of the Communications Equipment of BMI on the Tower and Improvements thereon, the previously existing Reserved Space of the applicable Site shall automatically be released by BMI and become a part of the Subleased Property of such Site, subject to the terms of this Sublease, and concurrently therewith, the Available Space on such Site to which the Communications Equipment of BMI has been relocated shall, upon the amendment of the Site Designation Supplement, automatically become and constitute the Reserved Space of such Site subject to
Section 5. The terms of this Section 25(b) shall be self-operative, and no further instrument shall be required to evidence any Substitution; provided,
                                                                   --------
however, that upon the request of either BMI or TowerCo, the Parties shall
-------
promptly execute such instruments as may be reasonably required to further evidence such Substitution, including without limitation an amendment to the applicable Site Designation Supplement and cause such amendment to be recorded at BMI's cost and expense. BMI shall, at BMI's cost and expense, complete the relocation of its Communications Equipment within [thirty (30)] days of the exercise of its Right of Substitution and return the previously existing Reserved Space to its original condition, ordinary wear and tear excepted.

          (c) Notwithstanding anything to the contrary contained herein, if during the Term, TowerCo intends to sublease any Available Space of the Subleased Property of any Site to a potential Space Subtenant, TowerCo shall send BMI a copy of any letter-offer, letter of intent, or other correspondence with the potential Space Subtenant together with a summary of the economic terms of the proposed lease or sublease as contained in such documents, which economic terms shall include at least the number and location of all Sites subject to the proposed lease or sublease, the number, type, and location of each antenna on each Tower, the rent payable for such antenna at each location on the Tower (including any escalation provisions), and the term of each Space Subtenant lease or sublease and each of any renewals thereof (the "Economic Offer"). BMI may, in its sole discretion, by providing written notice thereof to TowerCo within ten (10) days after receipt of the Economic Offer from TowerCo (x) exercise its Right of Substitution pursuant to Section 25(b) in respect of such Available Space, or (y) exercise its Right of First Refusal in respect of such Available Space pursuant to Sections 25(e) and (f), or (z) exercise both, if with respect to multiple Sites. If TowerCo intends to sublease Available Space at multiple Sites, BMI shall not be entitled to exercise either its Right of Substitution and/or its Right of First Refusal as to any Available Space unless BMI exercises such Right in respect of a minimum of the greater of (i) five percent (5%) or (ii) two (2) of the total number of Available Spaces for those multiple Sites that TowerCo intends to sublease.

          (d) If BMI exercises its Right of Substitution as to any Available Space, then such Available Space shall become the Reserved Space for all
purposes of this Sublease and be subject to the provisions of Section 5.   If
BMI exercises its Right of First Refusal as to such Available Space, then TowerCo shall sublease the Available Space to BMI subject to the terms and conditions set forth in the applicable Economic Offer and BMI and TowerCo shall execute a sublease agreement in the form of Exhibit B, as modified to reflect the terms and conditions of the applicable Economic Offer, or in any other form acceptable to TowerCo and BMI and, BMI shall, for all purposes of this Sublease, become a Space Subtenant of such Available Space.

          (e) If BMI fails to notify TowerCo as to its election under Section 25(d), then BMI's options referred to in Section 25(d) with respect to such Available Space shall expire and TowerCo shall be entitled to sublease such Available Space to a potential Space Subtenant upon the terms and conditions contained in the applicable Economic Offer.

          (f) If TowerCo exercises its right to sublease any Available Space of any Site to a potential Space Subtenant in accordance with the Economic Offer, whether or not BMI exercises all or part of its Right of Substitution or Right of First Refusal with respect thereto, TowerCo shall promptly provide BMI a copy of the final definitive lease or sublease with the Space Subtenant (the "Final Agreement"). If the economic terms of the Economic Offer are not the same or better than those of the Final Agreement, then, in addition to any other remedies BMI have, BMI may require that any Site Maintenance Charge, if it exercised its Right of Substitution, or rent, if it exercised its Right of First Refusal, and all other economic terms, be reduced to and conformed with those of the Final Agreement.

          (g) If such Available Space has not been so subleased to such Space Subtenant within one hundred and twenty (120) days after BMI's receipt of the applicable Economic Offer, then the restrictions provided in this Section 25 shall again become effective with respect to such Available Space, and TowerCo shall have no right to sublease any such Available Space without again offering such Available Space to BMI in accordance with the provisions of this Section 25.

          26.  Assignment and Subletting.
               -------------------------

               (a) Without the prior written consent of BMI, TowerCo may not assign this Sublease or any of TowerCo's rights hereunder in whole or in part, or sublet this Sublease in whole, or any of TowerCo's rights hereunder; except that TowerCo may assign this Sublease or sublet all or any portion of the Subleased Property of each Site, without the requirement of any consent by BMI, to a successor corporation or entity, by way of merger, consolidation or other reorganization, or to any parent, subsidiary or Affiliate of TowerCo, or to any Person acquiring all or substantially all of TowerCo's assets, or to any Person acquiring and continuing that portion of TowerCo's business operations conducted at or from the Subleased Property; provided, however, in each case that such
                                   --------  -------
assignee: (i) is a Permitted TowerCo Transferee; and (ii) is not a BMI Competitor. The foregoing restriction shall not limit the right of TowerCo, without notice to or consent of BMI, to sublease, license or otherwise transfer rights to utilize all or any part of the Subleased Property of any Site or any Available Space on such Site to Space Subtenants.

               (b) After the tenth (10th) anniversary of the date hereof, BMI shall have the unrestricted right to sell, convey, transfer, assign, sublease or otherwise dispose of BMI's interest in and to any Site (including BMI's or a BMI Affiliate's interest in and to the Subleased Property of such Site), in whole or in part (a "Transfer"). Prior to the tenth (10th) anniversary of the date hereof, BMI may Transfer BMI's interest in and to any Site (including BMI's or a BMI Affiliate's interest in and to the Subleased Property of such Site), in whole or in part, if any such Transfer is to: (i) a BMI Affiliate; (ii) any Person that is not a BMI Affiliate and does not qualify as a Permitted Transferee (a "Non-Qualifying Transferee"), so long as the aggregate number of Sites that are the subject of one or more Transfers pursuant to this clause (ii) at any time during the Term does not exceed twenty percent (20%) of the Sites now or hereafter subject to this Sublease; or (iii) a Permitted Transferee or, subject to the further restrictions set forth in the last paragraph of this

Section 26(b), a Non-Qualifying Transferee, (x) in connection with a Market Transaction (as hereinafter defined), (y) in connection with the Transfer of a single Site, subject to TowerCo's rights under Section 10(d), or (z) in connection with a Transfer of all or a substantial portion of the Sites subject to this Sublease. In the event of any such Transfer by BMI or a BMI Affiliate, except in the case of a Transfer to a Non-Qualifying Transferee pursuant to clause (iii), all obligations under this Sublease of the Person effecting such Transfer shall cease and terminate, and TowerCo shall look only and solely to the Person to whom or which BMI's or such BMI Affiliate's interest in and to such Site (including BMI's or such BMI Affiliate's interest in and to the Subleased Property thereof or any portion thereof) (a "Transferee") is Transferred for performance of all of BMI's or such Affiliate's duties and obligations under this Sublease.

          The term "Market Transaction" means any Transfer of Site(s) between BMI or BMI Affiliates, on the one hand, and other providers of telecommunications services who are not BMI Affiliates, on the other hand, for the primary purpose of allowing BMI or a BMI Affiliate to enter a new market, to expand an existing market, to exit an existing market, or to exit part of an existing market, including, without limitation, any transfer of Sites(s) by BMI or BMI Affiliates to other providers of telecommunications services who are not BMI Affiliates within one or more geographic locations, in each case regardless of whether such market is defined in terms of geographic locations or new services.

          Notwithstanding the foregoing, in the event of a Transfer by BMI or a BMI Affiliate pursuant to clause (iii) of this Section 26(b) to a Non-Qualifying Transferee, BMI or such BMI Affiliate shall remain liable under this Sublease for such Non-Qualifying Transferee's performance of BMI's obligations hereunder; provided, however, that if either (x) such Non-Qualifying Transferee ultimately
--------  -------
becomes a Permitted Transferee or (y) no unwaived event of default on the part of such Non-Qualifying Transferee occurs in respect of such Sites for three (3) years after the date of such Transfer to such Transferee, BMI or such BMI Affiliate, as applicable, shall be released from any and all obligations under this Sublease as to such Sites, pursuant to Section 26(c), and upon BMI's request TowerCo shall confirm such release in writing.

          (c) Except as expressly provided in Section 26(b), wherever under or in connection with this Sublease BMI assigns its right, title or interest, in whole or in part, in or to this Sublease or any Site, BMI shall be released from performing any and all obligations under this Sublease in respect of the right, title or interest so assigned and under the applicable Ground Lease, from and after the date of such assignment, subject only to BMI's receipt of any consent or approval required from the applicable Ground Lessor, and TowerCo hereby acknowledges such release. At or prior to any partial assignment of this Sublease, BMI and such assignee shall have entered into one or more agreements, including without limitation, a sublease and site designation supplements (collectively, the "New Sublease Documents"), that afford BMI and BMI Affiliates relative rights (including, without limitation, provisions relating to the calculation of the Site Payment and the right of BMI to act for TowerCo), vis-a-vis BMI's rights and obligations under the New Sublease Documents no less favorable to BMI than those afforded by the Sublease and the Site Designation Supplements with respect to the rights and obligation of BMI and any BMI Affiliate, and are otherwise in form and substance reasonably satisfactory to BMI.

          (d) Without limiting the generality of the other provisions of this Sublease, any assignment of interest pursuant to this Sublease shall be effectuated by ten (10) days' written notice of such assignment, which notice shall include the name, address, and telephone number of assignee. Each Party hereby agrees that any attempt of the other Party to assign its interest in this Sublease or any of its rights hereunder, in whole or in part, in violation of
Section 26(a) shall constitute a default under this Sublease and shall be null and void ab initio.
         -- ------

          27.  Estoppel Certificate.  Either Party, from time to time upon ten
               --------------------
(10) days' prior request by the other Party, shall execute, acknowledge and deliver to the requesting Party, or to a person designated by such requesting Party, a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified, and setting forth such modifications) and the dates to which Rent and other sums payable under this Sublease have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, shall cause such certificate to be prepared for execution by the requested Party. Any such certificate may be relied upon by any prospective Mortgagee or purchaser of the Subleased Property of each Site.

          28.  Holding Over.  If TowerCo remains in possession of the Subleased
               ------------
Property of any Site after expiration or termination of the then current Term as to such Site without any express written agreement by BMI, then TowerCo shall be and become a tenant at sufferance, and there shall be no renewal or extension of this Sublease by operation of law.

          29.  Rights of Entry and Inspection.  (a) TowerCo shall permit BMI and
               ------------------------------
BMI's representatives, agents and employees to enter the Subleased Property of any Site at all reasonable times for the purposes of inspecting such Subleased Property, showing the Site to prospective purchasers, tenants and Mortgagees, making any repairs or replacements or performing any maintenance, and performing any work on the Site that BMI may consider necessary to prevent or cure deterioration, waste or unsafe conditions. Nothing in this Section 29 shall imply or impose any duty or obligation upon BMI to enter upon any Site at any time for any purpose, or to inspect the Subleased Property at any time, or to perform, or pay the cost of, any work which TowerCo is required to perform under any provision of this Sublease, and BMI has no such duty or obligation.

          (b) BMI shall permit TowerCo and TowerCo's representatives to inspect BMI's Communications Equipment for the purpose, in the event of an Emergency only, for making repairs or replacements to address such Emergency. The foregoing shall not limit TowerCo's rights pursuant to Section 7 hereof.

          30.  A Party's Right to Act for the Other Party.
               ------------------------------------------

          (a) In addition to and not in limitation of any other remedy BMI may have under this Sublease, if TowerCo fails to make any payment or to take any other action when and as required under this Sublease, including without limitation Section 12(a) and Exhibit C, BMI may, without demand upon TowerCo and without waiving or releasing TowerCo from any duty, obligation or liability under this Sublease, make any such payment or take any such other action required of TowerCo. Unless TowerCo's failure results in or relates to an Emergency, BMI shall give TowerCo at least ten (10) days prior written notice of BMI's action and TowerCo shall have the right to cure such failure within such 10-day period. No such notice shall be required in the event of an Emergency. The actions which BMI may take shall include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Improvements on each Site, the payment of insurance premiums which TowerCo is required to pay under this Sublease and the payment of Taxes and Assessments which TowerCo is required to pay under this Sublease, other than Taxes and Assessments that are paid by BMI pursuant to Section 16(b) and reimbursed in the calculation of the Site Maintenance Charge. BMI may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. One hundred twenty percent (120%) of the total amount of the costs and expenses (including salaries and benefits of BMI employees charged on a one time basis but excluding any overhead) attributable to BMI's rights under this Section 30, is referred to as the "Reimbursable Maintenance Expenses" of BMI. All amounts paid by BMI pursuant to this Section 30(a), and all costs and expenses incurred by BMI in exercising BMI's rights under this Section 30(a), shall bear interest at the rate of eighteen percent (18%) per annum from the date of payment by BMI until paid by TowerCo.

          (b) If BMI fails to pay any Ground Rent or to make any other payment or to take any other action when and as required under this Sublease, TowerCo may, without demand upon BMI and without waiving or releasing BMI from any duty, obligation or liability under this Sublease, pay any such Ground Rent, make any such other payment or take any such other action required of BMI. Unless BMI's failure results in or relates to an Emergency, TowerCo shall give BMI at least ten (10) days prior written notice of TowerCo's action. No such notice shall be required in the event of an Emergency. The actions which TowerCo may take shall include, but are not limited to, the payment of insurance premiums which BMI is required to pay under this Sublease and the payment of Taxes and Assessment which BMI is required to pay under this Sublease. TowerCo may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, reinstatement fees, late charges, and interest. All amounts paid by TowerCo pursuant to this Section 30(b), and all costs and expenses incurred by TowerCo in exercising TowerCo's rights under this Section 30(b), shall bear interest at the rate of eighteen percent (18%) per annum from the date of payment by TowerCo and shall be payable by BMI to TowerCo upon demand. For purposes of this Section, the term "Emergency" means any event that causes, has caused or is likely to cause: (i) as to BMI or a BMI Affiliate, any bodily injury, personal injury or property damage; (ii) as to BMI or a BMI Affiliate, suspension, revocation, termination or any other adverse material effect on BMI's or such Affiliates' licenses and/or permits; (iii) as to BMI, any adverse effect on the ability of BMI or its Affiliate to operate its Communication Facility on such Site; (iv) as to TowerCo, any adverse effect on the ability of TowerCo to operate its Subleased Property on such Site; and (v) as to TowerCo, a termination of the Ground Lease with respect to such Site.

          31.  Defaults and Remedies.
               ---------------------

          (a)  The following events shall constitute events of default by BMI:

               (i)    If BMI fails to timely pay Ground Rent as provided in
Section 3(h) within any applicable grace period thereunder or to perform any other material obligations pursuant to the applicable Ground Lease for a Site that BMI is expressly required to perform pursuant to the terms of this Sublease and shall not cure such failure by the later of (x) the expiration of any applicable cure period, or (y) thirty (30) days after TowerCo gives BMI written notice thereof; or

               (ii) if BMI shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Sublease in respect of any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty (30) days after TowerCo gives BMI written notice thereof, or, if such failure shall be incapable of cure within thirty (30) days, if BMI shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence; or

               (iii) Subject to Section 31(i), BMI breached any material representation or warranty in this Sublease as to any Site as of the date when made.

               (iv) if BMI becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or makes an assignment for the benefit of creditors; or if any action is brought by BMI seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if BMI commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by BMI for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by BMI seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against BMI seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by BMI or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against BMI and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by BMI or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against BMI for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by BMI or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against BMI seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by BMI or is not dismissed within thirty (30) days after the date upon which it was brought.

          (b) Upon the occurrence of any event of default by BMI under Section 31(a)(iv), TowerCo may terminate this Sublease by giving BMI written notice of termination, and this Sublease shall be terminated at the time designated by TowerCo in its notice of termination to BMI. Upon the occurrence of any event of default by BMI under Sections 31(a)(i)-(a)(iii) as to the Reserved Space of a Site, TowerCo may terminate this Sublease as to such Site by giving BMI written notice of termination, and this Sublease shall be terminated as to the applicable Site at the time designated by TowerCo in its notice of termination to BMI. Notwithstanding the foregoing, if BMI fails to pay any portion of a Site Payment because BMI, acting in good faith, reduced the amount of Site Maintenance Charges paid to TowerCo in giving effect to a mistaken belief that it made Reimbursable Maintenance Expenses under Section 30(a) that BMI was not permitted to make, such failure shall not constitute an event of default hereunder. Upon TowerCo's demand after any resolution of any dispute as to the amount of such Reimbursable Maintenance Expenses, BMI shall pay such amount to TowerCo, with interest thereon at the rate of eighteen percent (18%) per annum, from the date such amount was due until the date paid.

          (c) TowerCo's remedy stated in Section 31(b) above shall not preclude pursuit of any other remedy or remedies provided in this Sublease or any other remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination.

          (d) The following events shall constitute events of default by TowerCo:

               (i) If TowerCo fails to make payment of any Rent or other amount hereunder and such failure continues for thirty (30) days after the date such payment was due and payable; or

               (ii) (x) TowerCo shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any term, covenant, condition, requirement, restriction or provision of this Sublease with respect to any Site (which violations, breaches or failures may be different for each Site), and shall not cure such violation, breach or failure within thirty (30) days after BMI gives TowerCo written notice thereof, or, if such failure shall be incapable of cure within thirty (30) days, if TowerCo shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence, or (y) the aggregate amount of Reimbursable Maintenance Expenses in respect of any Site pursuant to Section 30(a) exceeds $2,000 on at least two occurrences within the same

     Sublease Year, whether or not reimbursed by TowerCo or included in the calculation of the Site Payment; or

               (iii) Subject to Section 31(i), any representation or warranty made by TowerCo in this Sublease or any Site Designation Supplement shall be false or misleading in any material respect on the date as of which made (or deemed made); or

               (iv) TowerCo or CCIC shall violate or breach, or shall fail fully and completely to observe, keep, satisfy or perform any obligation for money borrowed in connection with this Sublease, including, without limitation, Mortgages, or any obligation under notes payable or drafts accepted, or any obligation of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

               (v) If TowerCo becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Sublease or any Site or makes an assignment for the benefit of creditors; or if any action is brought by TowerCo seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if TowerCo commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by TowerCo seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against TowerCo seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against TowerCo and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against TowerCo for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by TowerCo or is not dismissed within ninety
     (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against TowerCo seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by TowerCo or is not dismissed within thirty (30) days after the date upon which it was brought.

          (e)  Upon the occurrence of any event of default by TowerCo under
Section 31(d) or Section 12(c) in respect of any Site, BMI may terminate this Sublease as to the applicable Site by giving TowerCo written notice of termination, and this Sublease shall be terminated as to such Site, at the time designated by BMI in its notice of termination to TowerCo, unless otherwise provided herein. Upon the occurrence of unwaived events of default (whether of the same or different types) by TowerCo under Section 31(d) in respect of more than fifty (50) Total Sites during any consecutive five (5) year period, BMI may terminate this Sublease as to all Sites, by giving TowerCo written notice of termination, and this Sublease shall be terminated as to all Sites at the time designated by BMI in its notice of termination to TowerCo.

          (f) BMI's pursuit of any remedy or remedies provided in this Sublease, including without limitation Section 31(e), or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; (ii) money damages arising out of such default; (iii) BMI may exercise the Withdrawal Right as to any Site immediately and without further act, pursuant to Section 10; or (iv) BMI may perform, on behalf of TowerCo, TowerCo's obligations under the terms of this Sublease pursuant to
Section 30, in which event BMI shall have the right to set off all Reimbursable Maintenance Expenses against the Site Payment BMI is required to make. If the amount of Reimbursable Maintenance Expenses exceeds the Site Payment payable by BMI hereunder and TowerCo does not reimburse BMI the full amount of such excess within ten (10) days following BMI's written demand therefor, BMI may terminate this Sublease in respect of all or any of the Sites pursuant to Section 31(e).

          (g) A Party's pursuit of any one or more of the remedies provided in this Sublease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any Site Payment, Rent or other amounts payable under this Sublease as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Sublease. TowerCo shall be entitled to injunctive relief and reasonable attorneys' fees and costs in respect of any event of default by BMI under Section 3(h). Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other parties for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a Party has been advised of the possibility of such damages.

          (h) Either Party's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of it's powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any agreement, term, covenant, condition, requirement, provision or restriction of this Sublease, and no custom or practice at variance with the terms of this Sublease, shall constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Sublease.

          (i) Notwithstanding the foregoing, no event of default shall be deemed to have occurred in respect of BMI under Section 31(a)(iii) or in respect of TowerCo under Section 31(d)(iii), if the other Party gives notice after one
(1) year following:

               (i) the applicable Site Commencement Date in the case of a representation or warranty made under this Sublease or the applicable Site Designation Supplement, as to any Site;

               (ii) the date hereof, in the case of any other representation or warranty made under this Sublease; or

               (iii) in the case of representation or warranty made under the Agreement to Sublease, as provided therein.

          32.  Quiet Enjoyment.  TowerCo shall, subject to the terms and
               ---------------
conditions of this Sublease, peaceably and quietly hold and enjoy the Subleased Property of each Site during the Term without hindrance or interruption from BMI, so long as TowerCo fully and completely keeps, observes, performs, satisfies and complies with all of the agreements, terms, covenants and conditions, requirements, provisions and restrictions of this Sublease to be kept, observed, performed, satisfied and complied with by TowerCo and pays all Rent and other amounts required to be paid by TowerCo under this Sublease and any other agreements between BMI and TowerCo.

          33.  No Merger.  There shall be no merger of this Sublease or the
               ---------
subleasehold interest or estate created by this Sublease in any Site with the superior estate held by the Lessor thereof, by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this Sublease in any Site and such superior estate; and this Sublease shall not be terminated, in whole or as to any Site, except as expressly provided herein.

          34.  Broker and Commission.
               ---------------------

          (a) All negotiations in connection with this Sublease have been conducted by and between TowerCo and BMI without the intervention of any person or other Party as agent or broker.

          (b) TowerCo and BMI warrant and represent to each other that there are no broker's commissions or fees payable in connection with this Sublease by reason of their respective dealings, negotiations or communications. TowerCo and BMI shall, and do hereby indemnify, defend and hold harmless each other from and against the Claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Sublease.

          35.  Recording of Site Designation Supplement.  Subject to the
               ----------------------------------------
applicable provisions of the Agreement to Sublease, upon the execution of this Sublease, TowerCo shall, at its cost and expense (i) cause the Ground Leases or memorandum of Ground Leases for the Sites to be filed in the appropriate County property records, unless such Ground Leases expressly prohibit such recording; and (ii) promptly following the execution of each Site Designation Supplement for any Site, cause such Site Designation Supplement to be filed in the appropriate County property records.

          (b) In addition to and not in limitation of any other provision of this Sublease, the Parties shall have the right to review and make corrections, if necessary, to any and all exhibits to the Site Designation Supplements after the date hereof. After making such corrections, TowerCo shall re-record any such Site Designation Supplements to reflect such corrections, if requested by BMI or BMI Affiliate. The Parties shall cooperate with each other to cause changes to be made in the documentation for any Site, and in the Site Designation Supplement for such Site, if such changes are requested by BMI or BMI Affiliate to evidence any permitted changes in the description of the Reserved Space respecting such Site, including, without limitation changes in BMI's or such BMI Affiliate's antennas or other parts of its Communications Facility at such Site. In addition to and not in limitation of the foregoing, BMI or any BMI Affiliate shall have the right, at its sole expense, to cause any amendment to a Site Designation Supplement to be recorded, including without limitation in connection with such changes.

          36.  Compliance with Specific FCC Regulations.
               ----------------------------------------

          (a) TowerCo understands and acknowledges that Space Subtenants are engaged in the business of operating communications equipment, including, without limitation, Communications Equipment at each Site. The Communications Equipment is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by BMI's Communications Equipment. TowerCo acknowledges that such regulations prescribe the permissible exposure levels to emissions from the Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. In order to comply with such regulations, TowerCo shall install, or cause the Space Subtenants to install, at its or their expense, such marking, signage or barriers to restrict access to any Subleased Property of each Site as TowerCo deems necessary in order to comply with the applicable FCC regulations. TowerCo further agrees to post, or to cause the Space Subtenants to post, prominent signage at all points of entry to the Subleased Property of each Site containing instructions as to any potential risk of exposure and methods for minimizing such risk. TowerCo shall cooperate in good faith with BMI to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of BMI's transmission equipment at or near any Site in respect of any Reserved Space on such Site.

          (b) TowerCo further agrees to alert all personnel working at or near each Site, including TowerCo's maintenance and inspection personnel, to heed all of TowerCo's or Space Subtenant's signage or restrictions with respect to the Subleased Property of a Site, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions. TowerCo further agrees to alert each Space Subtenant in advance of any repair or maintenance work to be performance on any Site which would require work in closer proximity to the Subleased Property than prescribed by the signage or restrictions.

          (c) TowerCo agrees to cooperate with each Space Subtenant on a going-forward basis with respect to each Site in order to insure that such Space Subtenant complies with the applicable FCC regulations.

          (d) BMI acknowledges and agrees that its Communications Equipment at each Site is subject to the regulations of the FCC, including without limitation regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by BMI's Communications Equipment. BMI acknowledges that such regulations prescribe the permissible exposure levels to emissions from its Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. BMI shall cooperate in good faith with TowerCo to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of BMI's transmission equipment at or near any Site in respect of any Reserved Space on such Site.

          (e) BMI further agrees to alert all personnel working at or near each Site, including BMI's maintenance and inspection personnel, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions of TowerCo.

          37.  CCIC's Guaranty.
               ---------------

          (a) CCIC unconditionally guarantees to BMI the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of TowerCo under this Sublease and each Site Designation Supplement (the "Obligations"). CCIC agrees that if TowerCo defaults at any time during the Term of this Sublease and any Site Designation Supplement in the performance of any of the Obligations, CCIC shall faithfully perform and fulfill all Obligations and shall pay to BMI all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by BMI on account of any default by TowerCo and on account of the enforcement of this guaranty.

          (b) If TowerCo defaults under this Sublease or any Site Designation Supplement, and BMI elects to enforce the provisions of this Section 37, BMI shall promptly give CCIC written notice thereof, which notice shall constitute an exercise of BMI's rights against CCIC pursuant to this Section 37. Following the receipt of such notice by CCIC, CCIC shall have the same period of time as is afforded to TowerCo under this Sublease or the applicable Site Designation Supplement to cure such default, but no such cure period shall diminish the obligations of CCIC under this Section 37.

          (c) This guaranty obligation of CCIC shall be enforceable by BMI in an action against CCIC without the necessity of any suit, action, or proceedings by BMI of any kind or nature whatsoever against TowerCo, without the necessity of any notice to CCIC of TowerCo's default or breach under this Sublease or the applicable Site Designation Supplement, and without the necessity of any other notice or demand to CCIC to which CCIC might otherwise be entitled, all of which notices CCIC hereby expressly waives. CCIC hereby agrees that the validity of this guaranty and the obligations of CCIC hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by BMI against TowerCo any of the rights or remedies reserved to BMI pursuant to the provisions of this Sublease or the applicable Site Designation Supplement or any other remedy or right which BMI may have at law or in equity or otherwise.

          (d) CCIC covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of CCIC hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Sublease and any Site Designation Supplement or any modification or waiver of or change in any of the covenants and terms of this Sublease or any Site Designation Supplement by agreement of BMI and TowerCo, or by any unilateral action of either BMI or TowerCo, or by an extension of time that may be granted by BMI to TowerCo or any indulgence of any kind granted to TowerCo, or any dealings or transactions occurring between BMI and TowerCo, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting TowerCo. CCIC does hereby expressly waive any suretyship defense it may have by virtue of any statute, law, or ordinance of any state or other governmental authority.

          (e) All of BMI's' rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (f) CCIC hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. CCIC further waives any right to require that an action be brought against TowerCo or any other person or to require that resort be had by BMI to any security held by BMI.

          38.  General Provisions.
               ------------------

          (a)  Notices.  Whenever any notice, demand or request is required or
               -------
permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each Party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the Party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

If to TowerCo:                        If to BMI or BMI Affiliate:

Crown Castle South Inc.               BellSouth Mobility Inc
375 Southpointe Blvd.                 1100 Peachtree Street, NE, Real Estate
Cannonsburg, PA 15317                 Atlanta, GA 30367
Facsimile No.: (724) 416-2468         Facsimile No.: (404) 249-0922
Attention: General Counsel            Attention.: Kerwin Gray, Esq.

with a copy to:                       with a copy to:

Sittig, Cortese & Wratcher            BellSouth Corporation.
1515 Frick Building                   1155 Peachtree Street, NE, 18th Floor
Pittsburgh, PA 15219                  Atlanta, GA 30309
Facsimile No.: (412) 402-4011         Facsimile No.: (404) 249-2629
Attention: William R. Sittig, Jr.     Attention: E. John Whelchel, Esq.

If to CCIC:                           with a copy to:

Crown Castle International Corp.      Cravath, Swaine & Moore
510 Bering Drive, Suite 500           825 Eighth Avenue, Worldwide Plaza
Houston, Texas 77057                  New York, New York 10019-7475
Facsimile No.: 713-570-3150           Facsimile No.: (212) 474-3700
Attention: Chief Executive Officer    Attention: Stephen L. Burns
           General Counsel

          (b)  Facsimile as Writing.  The Parties expressly acknowledge and
               --------------------
agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Sublease.

          (c)  Binding Effect.  This Sublease shall be binding upon and
               --------------
enforceable against, and shall inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          (d)  Headings.  The use of headings, captions and numbers in this
               --------
Sublease is solely for the convenience of identifying and indexing the various provisions in this Sublease and shall in no event be considered otherwise in construing or interpreting any provision in this Sublease.

          (e)  Arbitration. (i) Any and all disputes arising out of or in
               -----------
connection with the negotiation, execution, interpretation, performance or nonperformance of this Sublease (other than the payment of moneys) shall be solely and finally settled by arbitration which shall be conducted in Washington DC, in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "Rules") as promulgated from time to time by the CPR Institute for Dispute Resolution in New York, New York (the "CPR"), by a panel of three arbitrators selected by the CPR in accordance with the Rules (the "Arbitrators"). The Arbitrators shall be lawyers experienced in real estate and corporate transactions in the tower industry and shall not have been employed by or affiliated with any of the Parties or their Affiliates. The Parties hereby renounce all recourse to litigation and agree that the award of the Arbitrators shall be final and subject to no judicial review; provided
                                                                  --------
however, that neither the provisions of this Section 38(e) nor the recourse to
-------
arbitration, shall prejudice the right of any Party to apply to any court of ordinary jurisdiction for the request of temporary or permanent injunctive or similar judicial relief. A written transcript shall be kept of all proceedings. The Arbitrators shall decide the issues submitted to them, in writing, stating the reasons for their decision, in accordance with: (A) the provisions and purposes of this Sublease; and (B) the laws of the State of Georgia (without regard to its conflicts of laws rules).

               (ii) The parties agree to facilitate the arbitration by: (A) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute;
(B) conducting arbitration hearings to the greatest extent possible on successive days; and (C) observing strictly the time periods established by the Rules or by the Arbitrators for submission of evidence or briefs.

               (iii) Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the Party against which enforcement of the award is being sought. The Arbitrators are expressly authorized to enter orders of interim or provisional relief each of which may be enforced as a final award. The Arbitrators shall divide all costs (other than fees of counsel) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

          (f)  Exhibits.  Each and every exhibit referred to or otherwise
               --------
mentioned in this Sublease is attached to this Sublease and is and shall be construed to be made a part of this Sublease by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

          (g)  Defined Terms.  Capitalized terms used in this Sublease shall
               -------------
have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

          (h)  Pronouns.  Wherever appropriate in this Sublease, personal
               --------
pronouns shall be deemed to include the other genders and the singular to include the plural.

          (i)  Severability.  If any term, covenant, condition or provision of
               ------------
this Sublease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Sublease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

          (j)  Non-Waiver.  Failure by any Party to complain of any action, non-
               ----------
action or breach of any other Party shall not constitute a waiver of any aggrieved Party's rights hereunder. Waiver by any Party of any right arising from any breach of any other Party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

          (k)  Rights Cumulative.  All rights, remedies, powers and privileges
               -----------------
conferred under this Sublease on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

          (l)  Time of Essence.  Time is of the essence of this Sublease.
               ---------------
Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Sublease. If any date set forth in this Sublease shall fall on, or any time period set forth in this Sublease shall expire on, a day which is a Saturday, Sunday or federal holiday, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Sublease or any deadline under this Sublease shall be the specified day or date, and shall include the period of time through and including such specified day or date.

          (m)  Applicable Law.  This Sublease shall be governed by, construed
               --------------
under and interpreted and enforced in accordance with the laws of the State of Georgia, without regard of conflicts of law.

          (n)  Entire Agreement.  This Sublease contains the entire agreement of
               ----------------
the Parties with respect to the subject matter hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the Parties not embodied in this Sublease shall be of no force or effect.

          (o)  Modifications.  This Sublease shall not be modified or amended in
               -------------
any respect except by a written agreement executed by the Parties in the same manner as this Sublease is executed.

          (p)  Counterparts.  This Sublease may be executed in several
               ------------
counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

          (q)  Attorneys' Fees.  In the event of any litigation arising under or
               ---------------
in connection with this Sublease, the prevailing Party shall be entitled to recover from the other Party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing Party.

          (r)  Authority.  Each Party hereto warrants and represents that such
               ---------
Party has full and complete authority to enter into this Sublease and each individual executing this Sublease on behalf of a Party warrants and represents that he has been fully authorized to execute this Sublease on behalf of such Party and that such Party is bound by the signature of such representative.

          (s)  Counsel.  Each Party hereto warrants and represents that such
               -------
Party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Sublease and has had ample opportunity to read, review, and understand the provisions of this Sublease.

          (u)  No Construction Against Preparer. No provision of this Sublease
               --------------------------------
shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have prepared or imposed such provision.

          (v)  Power of Attorney by BMI Affiliates; Authorization. (i) BMI
               --------------------------------------------------
Affiliates and each of them, hereby irrevocably constitute and appoint BMI (the "Agent") as their agent to modify, amend or otherwise change this Sublease, any Site Designation Supplement or any of their respective terms or provisions, to take all actions and to execute all documents necessary or desirable to effect the terms of this Sublease, and to take all actions and to execution all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, to negotiate and settle Claims for indemnification, and to perform any other act arising under or pertaining to the Sublease and the Site Designation Supplements. BMI Affiliates, and each of them, agree that service of process upon the Agent in any action or proceeding arising under or pertaining to the Sublease shall be deemed to be valid service of process upon BMI Affiliates, and any claim by TowerCo against BMI Affiliates, or any of them, in respect to the Sublease may be asserted against, and settled with, the Agent. The Agent shall be deemed to have accepted the appointment herein upon its execution of this Sublease.

               (ii) Nothing contained herein shall be deemed to make the Agent liable to BMI Affiliates because of service in its capacity as agent. In performing any of its duties hereunder, the Agent shall not incur any liability to BMI Affiliates for losses, damages, Liabilities or expenses, except for its fraud, willful default or gross negligence.

               (iii) It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of BMI Affiliates, and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties have caused this Sublease to be executed and sealed by their duly authorized representatives, all effective as of the day and year first written above.


                                          TOWERCO:

                                          CROWN CASTLE SOUTH INC.


                                          By: /s/ Kathy Broussard
                                             ----------------------------
                                          Name: Kathy Broussard
                                               --------------------------
                                          Title: Vice President
                                                -------------------------

                                          BMI:

                                          BELLSOUTH MOBILITY INC, for itself,
                                          and for certain of its Affiliates, as
                                          indicated in Exhibit D hereto


                                          By: /s/ Joel L. A. Peterson
                                             ----------------------------
                                          Name: Joel L. A. Peterson
                                               --------------------------
                                          Title: AVP
                                                -------------------------


                                          CCIC:

                                          CROWN CASTLE INTERNATIONAL CORP.

                                          By: /s/ Kathy Broussard
                                             ----------------------------
                                          Name: Kathy Broussard
                                               --------------------------
                                          Title: Vice President
                                                -------------------------



                      [Signatures continued on next page]

                   [Signatures continued from previous page]


                                BMI AFFILIATES



WESTEL-INDIANAPOLIS COMPANY                     INDIANA CELLULAR CORPORATION



By: /s/ Joel L. A. Peterson                     By: /s/ Joel L. A. Peterson
   ----------------------------                    ----------------------------
   Name: Joel L. A. Peterson                       Name: Joel L. A. Peterson
   Assistant Vice President                        Assistant Vice President



KENTUCKY CGSA, INC.                             WESTEL-MILWAUKEE COMPANY, INC.


By: /s/ Joel L. A. Peterson                     By: /s/ Joel L. A. Peterson
   ----------------------------                    ----------------------------
   Name: Joel L. A. Peterson                       Name: Joel L. A. Peterson
   Assistant Vice President                        Assistant Vice President



TERRE HAUTE CELLULAR TELEPHONE                  MUNCIE CELLULAR TELEPHONE
COMPANY, INC.                                   COMPANY, INC.

By: /s/ Joel L. A. Peterson                     By: /s/ Joel L. A. Peterson
   ----------------------------                    ----------------------------
   Name: Joel L. A. Peterson                       Name: Joel L. A. Peterson
   Assistant Vice President                        Assistant Vice President

                                  SCHEDULE 15

                         INTERFERENCE STUDY PROCEDURES
                         -----------------------------

                                   EXHIBIT A

                             LIST OF INITIAL SITES
                             ---------------------

see attached for the Initial Closing (as defined in the Agreement to Sublease)

         to be modified at each Closing to reflect Sites added at each
         -------------------------------------------------------------
                   Closing pursuant to the Closing Schedule
                   ----------------------------------------

                                                                      Schedule A
                                                                              to
                                                       Exhibit A (List of Sites)
                                                       -------------------------

                  Existing or Future Contractual Arrangements
                  -------------------------------------------

                                   EXHIBIT B

                      FORM OF SITE DESIGNATION SUPPLEMENT
                      -----------------------------------

                                   EXHIBIT C

                         SITE MAINTENANCE OBLIGATIONS
                         ----------------------------

                                   EXHIBIT D
                                   ---------

                     BMI AFFILIATES BOUND BY THE SUBLEASE
                     ------------------------------------

                                   EXHIBIT E
                                   ---------

                              STANDARD PROCEDURES
                              -------------------

                                      -70-